UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CALIFORNIA RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

California resources corporation 2020 proxy report and notice of annual meeting 2021

Letter to Shareholders from the Chairman of the Board

Dear Shareholders,

CRC faced many challenges in 2020 including a voluntary Chapter 11 bankruptcy restructuring process that was required to address an unsustainable debt burden given the prevailing commodity markets at the time.  CRC emerged from the bankruptcy process with a right-sized balance sheet and a new Board of Directors committed to charting a new course for the Company.

Today, we are engaged in a full-scale business review to serve as the foundation for a strategic repositioning effort.  Based on this work, CRC has already realigned its senior management team and broader organization to fit our vision of a leaner and more efficient organization.  CRC’s 2021 plan will focus on further development and enhancements of our core areas while rationalizing our asset base.  As a result, CRC will be better able to drive down costs and improve efficiencies while maintaining our safety and environmental stewardship standards.  We have increased our hedging levels to lock in cash flows and are focused on capital discipline to increase free cash flow generation.  The following strategic targets will help CRC maintain financial strength while driving returns to our shareholders through the delivery of robust and resilient free cash flow:

•	Target FCF Yield of ~10% or greater on a sustained basis while maintaining stable oil production
•	Invest in growth opportunities at appropriate return thresholds and commodity prices
•	Maintain a strong liquidity position
•	Maintain leverage of less than 1.5x net debt/adjusted EBITDAX

Our new board members collectively bring operational turnaround experience, financial and capital markets expertise as well as over 100 years of E&P leadership and knowledge and will provide valuable leadership to our repositioning effort.

Each member of the Board is up for re-election this year and we would encourage you to vote at or prior to our Annual Meeting on May 12, 2021.

Thank you for your support.

Mark A. (Mac) McFarland

Chairman, President and Chief Executive Officer

California Resources Corporation

PLEASE NOTE:  This letter and the Proxy Statement contain forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. For a discussion of these risks and uncertainties, please refer to the “Risk Factors” and “Forward-Looking Statements” described in our Annual Report on Form 10-K. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will” or “would” and similar words that reflect the prospective nature of events or outcomes typically identify forward-looking statements. Such statements are based on management's expectations as of the date of this filing, unless an earlier date is specified, and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in our Form 10-K and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.  Any forward-looking statement speaks only as of the date on which such statement is made and we undertake no obligation and expressly disclaim any duty to correct or update any forward-looking statement, except as required by applicable law.

We have included in this letter and the Proxy Statement certain voluntary disclosures regarding our Sustainability Goals, Sustainability Reports and related matters because we believe these matters are of interest to our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction, or as that concept is used in the context of financial statements and financial reporting. These disclosures speak only as of the date on which they are made, and we undertake no obligation and expressly disclaim any duty to correct or update such disclosures, whether as a result of new information, future events or otherwise, except as required by applicable law.

27200 Tourney Road, Suite 200 | Santa Clarita | California 91355

Notice of the 2021 Annual Meeting of Stockholders

Meeting Date:	May 12, 2021

Meeting Time:	11:00 a.m., Pacific Time

Location:	Virtual meeting at https://www.virtualshareholdermeeting.com/CRC2021

Record Date:	March 15, 2021

Purposes of the 2021 annual meeting of stockholders:

(1)	To elect the seven director nominees named in this proxy statement, each to a one-year term;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
(3)	To hold an advisory vote to approve named executive officer compensation; and
(4)	To hold an advisory vote on the frequency of future stockholder advisory votes to approve named executive officer compensation.

Information relevant to these matters is set forth in the accompanying proxy statement.

The close of business on March 15, 2021 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only our stockholders of record or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person.

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and shareholders, the annual meeting will be held in a virtual meeting format only at https://www.virtualshareholdermeeting.com/CRC2021.  You will not be able to attend the annual meeting physically.  If you wish to attend the annual meeting, you must follow the instructions under “Attending the Annual Meeting” on page 65 of the proxy statement.  We have also provided information regarding how stockholders can engage during the Annual Meeting, including how they can vote, ask questions, request technical support and access information following the Annual Meeting within this proxy statement.

Beginning on March 30, 2021, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online and made our proxy materials available to our stockholders over the Internet.

By Order of the Board of Directors,

Michael L. Preston

Senior Executive Vice President, Chief Administrative Officer and General Counsel
Corporate Secretary

IMPORTANT VOTING INFORMATION

If you owned shares of our common stock at the close of business on March 15, 2021, you are entitled to one vote per share upon each matter presented at our 2021 annual meeting of stockholders to be held on May 12, 2021. In order for stockholders whose shares were held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) as of March 15, 2021 to vote their shares at the 2021 annual meeting, they will need to obtain a legal proxy from the broker, bank or other nominee that holds their shares authorizing them to vote in person at the annual meeting.

If you hold shares in “street name,” unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet, your broker is only permitted to vote on your behalf on ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2021, and may not vote on the election of directors and other matters to be considered at the annual meeting. For your vote to be recognized, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board of Directors strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

QUESTIONS

If you have any questions about the proxy voting process, please contact Broadridge at (800) 579-1639. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. You also may contact our Investor Relations Department by phone at (818) 661-3731 or by e-mail at IR@crc.com.

ATTENDING THE ANNUAL MEETING

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and shareholders, the annual meeting will be held in a virtual meeting format only at https://www.virtualshareholdermeeting.com/CRC2021.  You will not be able to attend the annual meeting physically.  If you wish to attend the annual meeting, you must follow the instructions under “Attending the Annual Meeting” on page 65 of the proxy statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON MAY 12, 2021

The Notice of the 2021 Annual Meeting of Stockholders, the Proxy Statement for the 2021 Annual Meeting of Stockholders and the 2020 Annual Report to Stockholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2020) of California Resources Corporation are available at http://www.proxyvote.com.  You will need the 16-digit control number included on the Notice that was mailed to you, on your proxy card or on the instructions that accompanied your proxy materials.

2020 PROXY STATEMENT

TABLE OF CONTENTS

CALIFORNIA RESOURCES CORPORATION    i

2021 PROXY STATEMENT

Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.  California Resources Corporation, together with its subsidiaries, is referred to herein as “we,” “our,” “us,” the “Company” or “CRC.”  The 2021 annual meeting of stockholders described below is referred to herein as the “Annual Meeting.”

2021 Annual Meeting of Stockholders

Date:	May 12, 2021

Time:	11:00 a.m., Pacific Time

Place:	Virtual meeting at https://www.virtualshareholdermeeting.com/CRC2021

Record Date:	March 15, 2021

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and shareholders, the Annual Meeting will be held in a virtual meeting format only at https://www.virtualshareholdermeeting.com/CRC2021.  You will not be able to attend the Annual Meeting physically.  If you wish to attend the Annual Meeting, you must follow the instructions under “Attending the Annual Meeting” below.

Agenda and the Board’s Recommendation on Voting Matters

The following table summarizes the items that will be brought for a vote of our stockholders at the annual meeting, along with the recommendation of our Board of Directors as to how stockholders should vote on each item.

Agenda Item		Description	Board’s Recommendation
1.	Proposal 1	Election of the seven director nominees named in this proxy statement each for a one-year term	FOR
2.	Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021	FOR
3.	Proposal 3	Advisory vote to approve named executive officer compensation	FOR
4.	Proposal 4	Advisory vote on the frequency of future stockholder advisory votes to approve named executive officer compensation	ANNUAL

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock entitles its holder to one vote for each director nominee and one vote for each of the proposals to be voted on.

Restructuring of Company

On July 15, 2020, to address an unsustainable debt burden given the prevailing commodity markets at the time, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.  In conjunction with that bankruptcy filing, CRC entered into a Restructuring Support Agreement with a large majority of its creditors.

CALIFORNIA RESOURCES CORPORATION    1

2021 PROXY STATEMENT

Proxy Statement Summary

On October 27, 2020, CRC completed its financial restructuring and emerged from the bankruptcy process with a strong balance sheet and a new Board of Directors.  CRC’s Joint Plan of Reorganization (the “Plan”) in its Chapter 11 case cancelled pre-existing debt, consolidated CRC’s ownership in the Elk Hills power plant and cryogenic gas plant, and provided for payment in full of all valid and undisputed trade and contingent claims in the ordinary course of business.

Pursuant to the Plan, the following directors ceased to serve on the Board as of the emergence date: William E. Albrecht, Justin A. Gannon, Harry T. McMahon, Richard W. Moncrief, Avedick B. Poladian, Anita M. Powers, Laurie A. Siegel and Robert V. Sinnott.

As of the emergence date, the Company’s Board consisted of eight members, including the following seven members who were appointed as of that date:  Douglas E. Brooks, Tiffany (TJ) Thom Cepak, James N. Chapman, Mark A. (Mac) McFarland, Julio M. Quintana, William B. Roby and Brian Steck.  Todd A. Stevens, the chief executive officer of the Company at that time, continued to serve on the Board.

On December 31, 2020, Mr. Stevens left the Company and Board of Directors, and the Board appointed Mr. McFarland to act as Interim Chief Executive Officer and initiated a search process for the Company’s next chief executive officer. At the conclusion of the CEO search process on March 22, 2021, the Board appointed Mr. McFarland as President and Chief Executive Officer on a permanent basis in addition to his role as Chairman.

Directors

The Board of Directors is comprised of six independent directors, plus our Chairman, President and Chief Executive Officer (“CEO”). The following table provides summary information about each director and whether the Board of Directors considers each director to be independent under the New York Stock Exchange’s (“NYSE”) independence standards. Each director is elected by a plurality of votes cast.

					Committees
				Director			Nominating &	Operations &
Director	Positions	Age	Independent	Since	Audit	Compensation	Governance	Sustainability
Douglas E. Brooks		62	Yes	2020			●
Tiffany (TJ) Thom Cepak		48	Yes	2020	Chair			●
James N. Chapman	Lead Independent Director	58	Yes	2020		Chair	●
Mark A. (Mac) McFarland	Chairman, President & CEO	51	No	2020
Julio M. Quintana		61	Yes	2020	●			●
William B. Roby		61	Yes	2020	●	●		Chair
Brian Steck		53	Yes	2020		●	Chair

Corporate Governance Highlights

✓	Recently Enhanced: Supermajority votes. As part of our emergence from bankruptcy, our Bylaws were revised to reduce the prior supermajority voting threshold to amend the Bylaws to a majority vote.
✓	6 out of 7 Board members are independent. The Board has determined 6 out of 7 Board members are independent within the meaning of NYSE listing standards.
✓	Anti-Hedging and Anti-Pledging Policy. In response to feedback in prior years, our Insider Trading Policy specifically addresses the hedging or pledging of our securities.
✓

Overboarding Policy. We maintain a policy to restrict directors who are currently sitting CEOs of public companies from serving on more than two other public company boards without approval, subject to a related company analysis, as applicable.

✓	Clawback Policy. We maintain a comprehensive, standalone policy that covers cash, equity, equity-based and other awards under our incentive compensation programs.
✓	Board is not classified. Our directors are elected on an annual basis.
✓

Independent Board committees. Our Audit, Compensation, and Nominating and Governance committees are made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board and is available to stockholders.

CALIFORNIA RESOURCES CORPORATION    2

2021 PROXY STATEMENT

Proxy Statement Summary

✓	Each committee has the authority to retain independent advisors.
✓	Frequent executive sessions of independent directors. In 2020, the independent directors held executive sessions on a regular basis.
✓	No stockholder rights plan (“poison pill”) in effect.
✓	Director evaluation process. Each year, each of the Board committees and the full Board of Directors undertakes a self-assessment of its performance.
✓	CEO and management evaluation process. The Board of Directors conducts an annual performance review of management, including the CEO, and periodically reviews succession planning for the CEO.

Compensation Program Highlights

In connection with the unprecedented circumstances affecting the industry and market volatility resulting from the COVID-19 pandemic, beginning in March 2020, the Former Compensation Committee (as defined below) reviewed the annual and long-term incentive programs to determine whether those programs appropriately aligned compensation opportunities with the Company’s then current goals and ensured the stability of the Company’s workforce. Following this review, in May 2020, the Former Compensation Committee approved changing the incentive compensation program for the organization, including the NEOs, to an all cash program consisting of a Retention Bonus Award and a Quarterly Incentive Award.

Following our emergence from the bankruptcy process, our New Compensation Committee (as defined below) immediately began setting a new course for our post-emergence compensation program, reinstituting long-term performance equity awards in line with compensation best practices and good governance policies.

Compensation Program Practices

Our executive compensation program is designed to motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, appropriately balancing risk versus potential reward. It is designed to incorporate compensation best practices, and is governed going forward from our emergence from bankruptcy by our New Compensation Committee. Prior to our restructuring in 2020, our annual incentive awards and long-term incentive plans were performance-based and intended to align with the long-term best interests of stockholders and retain our management team. During the first half of 2020, our Former Compensation Committee changed our compensation programs to address the challenging environment and impending restructuring, including the elimination of long-term incentives for 2020 due to the diminished value of the Company’s stock. Now that we have emerged from the bankruptcy process, our New Compensation Committee has taken action to realign our executive compensation program with our new stockholders’ interests and with best practices and good governance policies.

CALIFORNIA RESOURCES CORPORATION    3

2021 PROXY STATEMENT

Proxy Statement Summary

The New Compensation Committee has engaged in best practices to align executive pay with Company performance and to ensure good governance in the following ways:

WHAT WE DO √ We pay for performance. A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards. √ We are stockholder aligned. Annual and long-term incentive awards are based on performance measures that are aligned with the creation of value for our stockholders. A majority of the outstanding long-term incentive awards for our named executives are stock-based. √ We have “double trigger” change in control provisions. Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs. √ We solicit feedback from stockholders. We regularly reach out to our largest stockholders for feedback on our governance and executive compensation. √ We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent. √ We have stock ownership requirements. We maintain stock ownership guidelines for our named executive officers and stock grant delivery mechanics for our directors that require meaningful stock ownership in the Company. √ We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances. √ We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.

WHAT WE DON’T DO We do not have individual employment agreements. We do not have employment agreements with any of our named executive officers. We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging. We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options. We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides restorative, but not enhanced, retirement benefits for executives. We do no encourage excessive risk or inappropriate risk taking through our incentive programs. Our plans do not motivate executives or inappropriate risk for the Company.

WHAT WE DON’T DO. X We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging. X We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options. X We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides restorative, but not enhanced, retirement benefits for our executives. X We do not encourage excessive risk or inappropriate risk taking through our incentive programs. Our plans do not motivate executives to engage in activities that create excessive or inappropriate risk for the Company.

CALIFORNIA RESOURCES CORPORATION    4

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Board of Directors and Corporate Governance

Our Board of Directors

Our Board of Directors has nominated seven directors for election at the 2021 Annual Meeting. All of our nominees currently serve as CRC directors.  Each nominee has agreed to serve another term, if elected.

Our Board exhibits an effective mix of diversity, perspective, skills and experience.

INDEPENDENCE 14% non-independent 86% independent GENDER 14% female 86% male AGE 14% 40s 43% 50s 43% 60s

INDEPENDENCE 10% 90% independent non-independent GENDER 20% 80% male female AGE 10% 40% 50% 50s 60s 70s

Independence 10% non-independent 90% independent Gender 20% female 80% male AGE 10% 50s 50% 60s 40% 70s

Set forth below is a chart that summarizes the specific experience, qualifications, attributes and skills of our directors and biographical information regarding each of our directors. There are no family relationships between any of our directors and executive officers. Pursuant to the Restructuring Support Agreement, the New Board was initially selected by certain of our creditors and a noncontrolling interest holder upon our emergence from bankruptcy in October 2020. There are no ongoing arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person will be selected as a director or an executive officer.

Director Skills and Qualifications

Summary of Director Qualifications and Experience	Douglas E. Brooks	Tiffany (TJ) Thom Cepak	James N. Chapman	Mark A. (Mac) McFarland	Julio M. Quintana	William B. Roby	Brian Steck
SKILLS & EXPERIENCE
Board of Directors Experience	X	X	X	X	X	X	X
CEO Experience	X			X	X
Senior Executive Experience	X	X		X	X	X
Oil and Gas Industry Experience	X	X		X	X	X
Financial/Capital Markets Expertise	X	X	X	X	X		X
Mergers & Acquisitions Experience	X	X	X	X	X		X
Engineering/Technology Expertise	X	X		X	X	X
Compensation Expertise	X		X	X	X		X
Health & Safety Experience	X	X		X	X	X
Environmental/Sustainability Experience	X			X	X	X
Risk Management Experience	X	X	X	X	X		X
Government/Regulatory Affairs Experience	X			X	X

CALIFORNIA RESOURCES CORPORATION    5

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Douglas E. Brooks Director since: 2020 Age: 62

•  CEO, Board Chair of Oasis Petroleum, Inc.

•  Board Chair of OMP GP LLC

•  Former Director of Chaparral Energy, Inc. and Madalena Energy Inc.

•  Former CEO and Director of Energy XXI Gulf Coast, Inc., Yates Petroleum Corporation and Aurora Oil & Gas Limited

•   Member of the Nominating and Governance Committee

Mr. Brooks, 62, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Mr. Brooks is a private investor and currently serves as the Chief Executive Officer and as the Board Chair of Oasis Petroleum Inc., an oil and natural gas company, and as the Board Chair of OMP GP LLC, the general partner of Oasis Midstream Partners LP. He previously served on the Board of Directors of Chaparral Energy, Inc. from 2017 to October 2020 and also served on the Board of Directors of Madalena Energy Inc. (now Centaurus Energy, Inc.) in Canada. From April 2017 he served as President and Chief Executive Officer as well as a member of the Board of Directors of Energy XXI Gulf Coast, Inc., an offshore Gulf of Mexico exploration and production company, until it was acquired by an affiliate of Cox Oil LLC in October 2018. From 2015 to 2016, he served as president and chief executive officer and a member of the Board of Directors of Yates Petroleum Corporation, a privately owned exploration and production company, which merged with EOG Resources. From 2012 to 2014, he served as Chief Executive Officer as well as a member of the Board of Directors of Aurora Oil & Gas Limited until it merged with Baytex Energy Corp. In 2012, he served as a senior vice president at Forest Oil Corporation. From 2006 to 2012, Mr. Brooks also built two private equity sponsored firms focused on unconventional resource projects in the western U.S. In addition, he spent 24 years with Marathon Oil Company in roles of increasing responsibility, lastly as the director of upstream mergers and acquisitions and business development for the Americas. He holds a Bachelor of Science degree in business management from the University of Wyoming – Casper and a Master of Business Administration, Finance from Our Lady of the Lake University in Texas.

Tiffany (TJ) Thom Cepak Director since: 2020 Age: 48	• Director of Patterson-UTI and Penn Virginia Corporation • Former CFO of Energy XXI Gulf Coast Inc., KLR Energy and EPL Oil & Gas, Inc. • Former Director of Yates Petroleum Corporation

•   Chair of the Audit Committee

•   Member of the Operations and Sustainability Committee

Ms. Cepak, 48, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Ms. Cepak has 26 years of energy industry experience, including both financial and operational appointments. She has served as a director of Patterson-UTI, a company that provides land drilling and pressure pumping services, directional drilling, rental equipment and technology, since August 2014 and as a director of Penn Virginia Corporation, an independent oil and gas company, since September 2019. Ms. Cepak served as the Chief Financial Officer of Energy XXI Gulf Coast Inc. from August 2017 to October 2018.

CALIFORNIA RESOURCES CORPORATION    6

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Ms. Cepak served as the Chief Financial Officer of KLR Energy (and, subsequent to its business combination, Rosehill Resources Inc.) from January 2015 to June 2017. Ms. Cepak served as a director of Yates Petroleum Corporation from October 2015 to October 2016. Ms. Cepak served four years as the Chief Financial Officer of EPL Oil & Gas, Inc., and was further appointed Executive Vice President in January 2014, and she served in those roles until June 2014, when EPL was sold. Ms. Cepak originally joined EPL as a Senior Asset Management Engineer, a position she held until she was appointed Director of Corporate Reserves in September 2001. Ms. Cepak was named EPL’s Director of Investor Relations in April 2006 and Vice President, Treasurer and Investor Relations in July 2008. In July 2009, Ms. Cepak was designated as EPL’s Principal Financial Officer and, in September 2009, she was appointed Senior Vice President. Prior to joining EPL, she was a Senior Reservoir Engineer with Exxon Production Company and ExxonMobil Company with operational roles including reservoir engineering and subsurface completion engineering for numerous offshore Gulf of Mexico properties. Ms. Cepak holds a B.S. in Engineering from the University of Illinois and an M.B.A. in Management with a concentration in Finance from Tulane University.

James N. Chapman Lead Independent Director Director since: 2020 Age: 58	• Advisory Director of SkyWorks Capital, LLC • Director of Denbury, Inc. and Arch Resources, Inc. • Over 35 years of investment banking experience

•   Chair of the Compensation Committee

•   Member of the Nominating and Governance Committee

Mr. Chapman, 58, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Mr. Chapman serves as a non-executive Advisory Director of SkyWorks Capital, LLC, an aviation and aerospace management consulting services company based in Greenwich, Connecticut, which he joined in December 2004. Prior to SkyWorks, he was associated with Regiment Capital Advisors, LP, an investment advisor based in Boston specializing in high yield investments, which he joined in January 2003. Prior to Regiment, Mr. Chapman acted as a capital markets and strategic planning consultant with private and public companies, as well as investment advisers and hedge funds (including Regiment), across a range of industries. Prior to establishing an independent consulting practice, Mr. Chapman worked for The Renco Group, Inc. (a multi-billion dollar private corporation with diverse investment holdings located throughout the world) from December 1996 to December 2001. Prior to Renco, he was a founding principal of Fieldstone Private Capital Group, Inc. in August 1990 where he headed the Corporate Finance and High Yield Finance Groups. Prior to joining Fieldstone, Mr. Chapman worked for Bankers Trust Company from July 1985 to August 1990, most recently in the BT Securities capital markets area. Mr. Chapman has over 35 years of investment banking experience in a wide range of industries including aviation/airlines, metals/mining, natural resources/energy, automotive/general manufacturing, financial services, real estate and healthcare. Mr. Chapman has served on the Board of Directors of Denbury, Inc. since September 2020, and on the Board of Directors of Arch Resources, Inc. since 2016. Mr. Chapman received an M.B.A. degree with distinction from Dartmouth College in 1985 and was elected an Edward Tuck Scholar. He received his BA degree, with distinction, magna cum laude, at Dartmouth College in 1984 and was elected to Phi Beta Kappa, in addition to being a Rufus Choate Scholar.

CALIFORNIA RESOURCES CORPORATION    7

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Mark A. (Mac) McFarland Chairman, President and CEO Director since: 2020 Age: 51	• Director of GenOn Energy, Inc. • Prior Director of Bruin E&P Partners, LLC, TerraForm Power, Inc. and Chaparral Energy, Inc. • Prior CEO of GenOn Energy, Inc. and Luminant Holding Company LLC

Mr. McFarland, 51, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Mr. McFarland has been the Executive Chairman of GenOn Energy, Inc., an independent power producer, since December 2018, but stepped back from his Executive Chairman role in connection with his appointment as President and Chief Executive Officer of the Company (he will remain on the board of GenOn Energy). From April 2017 to December 2018, he was the President and Chief Executive Officer of GenOn and served on its Board of Managers. From 2013 to 2016, he served as Chief Executive Officer of Luminant Holding Company LLC, a subsidiary of Energy Future Holdings Corporation, an electric utility company. From 2008 to 2013, he served as both Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy of Energy Future Holdings. From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation, including as Senior Vice President, Corporate Development from 2005 to 2008 and Vice President, Exelon Generation from 2003 to 2005. He served on the Board of Managers of Bruin E&P Partners, LLC from March 2020 to August 2020. He served on the Board of Directors of TerraForm Power, Inc. from October 2017 to July 2020. He served on the Board of Directors of Chaparral Energy, Inc. from December 2019 to October 2020. Mr. McFarland earned his Masters of Business Administration from the University of Delaware and a Bachelor of Science degree in Civil Engineering (Environmental Concentration) from Virginia Polytechnic Institute and State University. He received his professional engineer license in 1995.

Julio M. Quintana Director since: 2020 Age: 61	• Chairman of Basic Energy Services • Director of SM Energy, Newmont Mining • Prior Director and CEO of Tesco Corporation • Extensive experience in the oil and gas industry

•   Member of the Audit Committee

•   Member of the Operations and Sustainability Committee

Mr. Quintana, 61, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation, an oilfield services company, from 2005 until his retirement in January 2015, and was a member of Tesco’s Board of Directors from September 2004 to May 2015. Prior to his appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer at Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for Schlumberger Corporation as Vice President of Integrated Project Management and Vice President of Marketing for the Americas from November 1999 to September 2004. Prior to Schlumberger, Mr. Quintana worked from June 1980 to November 1999 for Unocal Corporation, an integrated E&P company. Mr. Quintana held various

CALIFORNIA RESOURCES CORPORATION    8

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

operational and managerial roles in production, drilling and asset management. His last roles at Unocal were Asset Manager for the MidContinent Region and Asset Manager for Deepwater Gulf of Mexico. Mr. Quintana brings 41 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience. He is a member of the Board of Directors of SM Energy since July 2006, a member of the Board of Directors of Newmont Mining since October 2015, Chairman of the Board of Basic Energy Services and member of its Board of Directors since December 2016. Mr. Quintana has a degree in Mechanical Engineering from The University of Southern California and is a Licensed Petroleum Engineer in California.

William B. Roby Director since: 2020 Age: 61	• CEO of Shepherd Energy, LLC • Director of Vermilion Energy Inc. • Extensive experience in the oil and gas industry

•   Chair of the Operations and Sustainability Committee

•   Member of the Audit Committee

•   Member of the Compensation Committee

Mr. Roby, 61, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Since 2015, Mr. Roby has served as the Chief Executive Officer of Shepherd Energy, LLC, Mr. Roby’s consulting company. From 2013 to 2014, he acted as Chief Operating Officer of Sheridan Production Company, LLC. From 2000 to 2013, he held a number of U.S. and international management positions with Occidental Petroleum Corporation, most recently as Senior Vice President, Worldwide Operations and Production/Facility Engineering. Prior to his work at Occidental, he was Vice President of Operations of Altura Energy Ltd., a joint venture between Shell Oil Company and Amoco Corporation in the Permian Basin, following 15 years of various managerial and engineering roles with Shell Oil. Mr. Roby has served as a member of the Board of Directors of the international E&P firm Vermilion Energy Inc. since 2017. He has a bachelor’s degree in mechanical engineering from Louisiana State University.

Brian Steck Director since: 2020 Age: 53	• Chairman of Bonanza Creek Energy, Inc. • Director of Chesapeake Energy Corporation • Previous Director of Penn Virginia Corporation • Former Partner at Mangrove Partners

•   Chair of the Nominating and Governance Committee

•   Member of the Compensation Committee

Mr. Steck, 53, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Mr. Steck is the Chairman of Bonanza Creek Energy, Inc. (NYSE: BCEI), where he has served on the Board of Directors since April 2017. Until August 2020, Mr. Steck served as a Partner at Mangrove

CALIFORNIA RESOURCES CORPORATION    9

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Partners, where he had worked since 2011. Previously, Mr. Steck was Head of U.S. Equities at Tisbury Capital, and earlier in his career he spent ten years at UBS and its predecessors, where he was Global Co-Head of Equity Hedge Fund Coverage. Mr. Steck serves on the Board of Directors of Chesapeake Energy Corporation, and he previously served on the Board of Directors of Penn Virginia Corporation. Mr. Steck received a B.S., with the highest honors, from the University of Illinois at Urbana-Champaign.

Board Refreshment and Evaluation

Identifying and Evaluating Nominees for Directors

Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board of Directors. Our Nominating and Governance Committee evaluates candidates for nomination to the Board of Directors, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the Annual Meeting.

Director Criteria, Qualifications and Experience

Our Corporate Governance Guidelines contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. In the event that a vacancy on the Board of Directors arises, the Nominating and Governance Committee will consider and review the candidate’s following qualifications, relevant skills, qualifications and experience:

•	independence under applicable standards;
•	business judgment;
•	service on boards of directors of other companies;
•	personal and professional integrity, including commitment to the Company’s core values;
•	willingness to commit the required time to serve as a Board of Directors member;
•	familiarity with the Company and its industry; and
•	such other matters as the committee deems appropriate.

Board Diversity

The Board recognizes the value of having directors from a wide variety of backgrounds who bring diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and its decision-making processes. A diverse board enables a more balanced, wide-ranging discussion in the boardroom, and is also important to the Company’s stockholders, its management and employees. For these reasons, the Nominating and Governance Committee also will consider the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors.

Board Evaluations and Incumbent Directors

Our Board believes that a robust annual evaluation process is an important part of its governance practices.  For this reason, the Nominating and Governance Committee oversees an annual evaluation of the performance of the Board.  The committee distributes written evaluation surveys to each director, and the Chairman of the Board discusses the results of these written surveys with the individual directors. In addition, the Chairman shares the results of the surveys and interviews with the full Board for consideration with respect to director nominees, and Board and committee structure, composition and effectiveness.

CALIFORNIA RESOURCES CORPORATION    10

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

With respect to the reelection of an existing director, the Nominating and Governance Committee will consider the results of the evaluation process and review the director’s:

•	past Board and committee meeting attendance and performance;
•	length of Board service;
•	personal and professional integrity, including commitment to the Company’s core values;
•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board;
•	independence under applicable standards; and
•	such other matters as the committee deems appropriate.

Board Education

The Board of Directors engages in various activities to obtain additional insight into our business and industry, beneficial perspectives on the performance of the Company, the Board and our management, and on the Company’s strategic direction.  From time to time, the full Board receives presentations from its committees, and internal and external advisors, regarding current topics of interest.  The Company also makes resources available to individual directors, including access to director education from third party providers.

Director Independence Determinations

To qualify as “independent” under the NYSE listing standards, the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. The NYSE independent director criteria include, among other things, that the director not be our employee and not have engaged in various types of business dealings with us.

14% Non-Independent 86% Independent

MAJORITY INDEPENDENT DIRECTORS MAJORITY INDEPENDENT DIRECTORS 10% Non-Independent 90% Independent

Majority independent directors 20% non-independent 80% independent

The Board of Directors has reviewed all direct or indirect business relationships of which it is aware between each director (including his or her immediate family) and us, including those relationships described under “Related Party Transactions” below, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. Based on this evaluation, the Board of Directors has determined that Messrs. Brooks, Chapman, Quintana, Roby and Steck and Ms. Cepak are independent directors as that term is defined in the listing standards of the NYSE. Mr. McFarland, our Chairman, President and Chief Executive Officer, is not considered by the Board of Directors to be an independent director because of his current employment with CRC.

Prior to the Company’s emergence from bankruptcy, the former Board of Directors used the same evaluation process to determine that Messrs. Albrecht, Gannon, McMahon, Moncrief, Poladian and Sinnott and Mses. Powers and Siegel were independent directors as that term is defined in the listing standards of the NYSE.  Mr. Stevens, our prior President and CEO, was not considered by the Board of Directors to be an independent director because of his then current employment with CRC.

CALIFORNIA RESOURCES CORPORATION    11

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Board Leadership Structure and Committees

Chairman

Historically, the Board of Directors’ leadership structure has separated the CEO and Chairman of the Board positions. However, due to Mr. Stevens’ departure as our CEO at year end 2020, Mr. McFarland served as our Interim CEO in addition to his role as Chairman while the Company engaged in a CEO search process, and in conjunction therewith the Board appointed a Lead Independent Director.  At the conclusion of the CEO search process on March 22, 2021, the Board appointed Mr. McFarland as President and CEO on a permanent basis in addition to his role as Chairman.

As of the printing of this proxy statement, the Board continues to evaluate whether to separate the CEO and Chairman positions.  The Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company, as the right leadership structure may vary as circumstances change.

Lead Independent Director

Mr. Chapman has served as Lead Independent Director since year end 2020 when Mr. McFarland was appointed as Interim CEO. The responsibilities of the Lead Independent Director include acting as chair at meetings of the Board of Directors when the Chairman is not present, and preparing the agenda and presiding over executive sessions of the non-management directors of the Board of Directors.

Board Meetings and Attendance

During 2020, the Board of Directors prior to the Company’s emergence from bankruptcy (sometimes referred to herein as the “Former Board”) held 22 meetings, and the Board of Directors after the Company’s emergence from bankruptcy (sometimes referred to herein as the “New Board”) held 5 meetings.  Each of the standing and special committees held the number of meetings included in the description of the committees set forth below in 2020. The committees of the Former Board are sometimes referred to herein as “Former Committees,” and the committees of the New Board are sometimes referred to herein as “New Committees.”  Except for Harold M. Korell, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served that occurred during such directors’ terms in 2020. Mr. Korell attended 67% of the such meetings that occurred during his term in 2020, but he did not stand for reelection and his term expired at the 2020 annual meeting.

Pursuant to our Corporate Governance Guidelines, directors are encouraged to attend our annual meetings of stockholders. All of the directors of our Former Board attended the virtual annual meeting in May 2020.

Executive Sessions of the Board

The Board of Directors intends to hold meetings of independent directors in executive session without management present on a regular basis. In addition to regularly scheduled Board meetings, executive sessions may be called upon the request of any independent director. In 2020, the Former Board held two executive sessions, and the New Board held four executive sessions.

Committees of the Board

As of the date of this proxy statement, our Board of Directors has four separately designated standing committees. On November 9, 2020, after the Company’s emergence from bankruptcy, the New Board also established two temporary special committees, Finance and Operations. The formation of the special committees was undertaken to enhance the New Board’s ability to quickly develop an in-depth understanding of the Company, including its operations and assets, particularly in light of the fact that all non-management members of the New Board became directors in connection with the Company’s emergence from bankruptcy.  On March 9, 2021, the New Board dissolved the Finance and Operations special committees, and amended

CALIFORNIA RESOURCES CORPORATION    12

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

the charter of the Sustainability Committee to change its name to the Operations and Sustainability Committee and to expand its purpose to encompass oversight of matters relating to the Company’s operations.

The membership and purposes of each of the standing and special committees are described below. Each of the standing committees operates under a written charter adopted by the Board. The Board of Directors and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officers of the Company in advance.

Standing Committees of the Board

Audit Committee

Tiffany (TJ) Thom Cepak, Chair Julio M. Quintana William B. Roby

Our Audit Committee is composed entirely of independent directors pursuant to the applicable standards, including the heightened standards applicable to audit committee members. In addition to regularly scheduled meetings, the committee meets separately in executive sessions with representatives of our independent auditor, our independent reserves audit firms and our internal audit personnel. The Audit Committee approves the appointment and services of the independent auditor and reviews the general scope of audit and audit-related services, matters relating to internal controls and other matters related to accounting and reporting functions. The Audit Committee monitors the integrity of the financial statements of CRC. The committee oversees the Company’s compliance with ethical standards, and reviews material related party transactions. The Board of Directors determined that all of the members of the Audit Committee are financially literate and have accounting or financial management expertise, each as required by the applicable NYSE listing standards. The Board of Directors also determined that Ms. Cepak and Mr. Roby qualify as audit committee financial experts under the applicable rules of the Securities Exchange Act of 1934, as amended.

Former Committee – 4 Meetings Held in 2020 New Committee – 1 Meeting Held in 2020

Compensation Committee

James N. Chapman, Chair William B. Roby Brian Steck

Our Compensation Committee is composed entirely of independent directors pursuant to the applicable standards, including the heightened standards applicable to compensation committee members. The committee is responsible for (i) determining compensation for our Chief Executive Officer and other executive officers, (ii) overseeing and approving compensation and employee benefit policies, (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement, and (iv) overseeing the evaluation of the performance of our executives.

Former Committee – 11 Meetings Held in 2020 New Committee – 2 Meetings Held in 2020

CALIFORNIA RESOURCES CORPORATION    13

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Nominating and Governance Committee

Douglas E. Brooks James N. Chapman Brian Steck, Chair

The Nominating and Governance Committee is composed entirely of independent directors. The committee makes proposals to the Board of Directors for candidates to be nominated by the Board of Directors to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating and Governance Committee develops and recommends a set of corporate governance guidelines to our Board of Directors and oversees the evaluation of our Board and its committees. Each year, the Nominating and Governance Committee determines which directors, if any, qualify as independent, disinterested, non-employee or outside directors under applicable standards. The Nominating and Governance Committee periodically reviews the advisability or need for any changes in the Board committee structure, and recommends to the Board the composition of each Board committee.

Former Committee – 1 Meeting Held in 2020 New Committee – 1 Meeting Held in 2020

Operations and Sustainability Committee

Tiffany (TJ) Thom Cepak Julio M. Quintana William B. Roby, Chair

Our Operations and Sustainability Committee (“Operations and Sustainability Committee”) is composed entirely of independent directors.  The committee assists the Board in fulfilling its oversight responsibilities for matters relating to the Company’s operations.  The committee reviews and discusses with management the status of strategies, objectives, issues, laws and regulations regarding matters relating to the Company’s operations; sustainability; and health, safety and environment (“HSE”). The committee reviews and discusses with management the Company’s programs on community engagement, inclusion and social responsibility.  It also reviews our policies and programs designed to ensure (i) compliance with applicable laws and regulations, (ii) consistency with Company strategy, and (iii) promotion of sound operations, sustainability and conservation of natural resources.  The committee periodically reports to the Board of Directors with respect to operations, sustainability and HSE pertaining to the Company.

Former Committee – 2 Meetings Held in 2020

CALIFORNIA RESOURCES CORPORATION    14

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Special Committees of the Board

Special Committee on Finance

James N. Chapman, Chair Mark A. (Mac) McFarland Brian Steck

The Special Committee on Finance assisted the Board in fulfilling its oversight responsibilities for matters relating to the Company’s financial strategy, capital allocation, liquidity position and financial policies and activities.  The Special Committee on Finance was a temporary committee of the Board and was discontinued as of March 9, 2021.

1 Meeting Held in 2020; Dissolved on March 9, 2021

Special Committee on Operations

Douglas E. Brooks Tiffany (TJ) Thom Cepak Julio M. Quintana William B. Roby, Chair

The Special Committee on Operations assisted the Board in fulfilling its oversight responsibilities for matters relating to the Company’s operations, including related capital expenditures.  The Special Committee on Operations was a temporary committee of the Board and was discontinued as of March 9, 2021.

5 Meetings Held in 2020; Dissolved on March 9, 2021

CALIFORNIA RESOURCES CORPORATION    15

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

The Board’s Role in Risk Oversight

BOARD OF DIRECTORS Informed through committee reports and by the President and CEO about known risks to the Company’s strategy and business. Regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. COMPENSATION COMMITTEE Oversees the management of risks relating to the Company’s executive compensation plans and arrangements. AUDIT COMMITTEE Oversees financial risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks, and reviews material related party transactions. NOMINATING AND GOVERNANCE COMMITTEE Manages risks associated with the independent of the Board of Directors and potential conflicts of interest. OPERATIONS AND SUSTAINABILITY COMMITTEE Responsible for overseeing the management of risks in the Company’s operations and risks relating to sustainability and health, safety and environment.

Our Company’s management is responsible for the day to day management of risks to the Company.  The Board of Directors has broad oversight responsibility for our risk management programs.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is now, or at any time since the beginning of 2020 has been, employed by or served as an officer of CRC or any of its subsidiaries or had any business relationship requiring disclosure with CRC or any of its subsidiaries. None of our executive officers is now, or at any time has been, since the beginning of 2020, a member of the compensation committee or board of directors of another entity one of whose executive officers has been a member of our Board of Directors or Compensation Committee.

CALIFORNIA RESOURCES CORPORATION    16

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

Communications with Directors

Our Board of Directors welcomes communications from our stockholders and other interested parties. Communications to our Board of Directors, to any committee of our Board, or to any director in particular, should be sent to:

Board of Directors, committee name or director’s name, as appropriate

California Resources Corporation

Attention: Corporate Secretary

27200 Tourney Road, Suite 200

Santa Clarita, California 91355

We will forward all correspondence directly to the committee or individual director, as appropriate. Our independent directors approved our process for collecting and organizing stockholder communications to the Board of Directors.

If any stockholder or third party has a complaint or concern regarding accounting, internal controls over financial reporting or audit matters at CRC, they should send their complaint in writing to Ms. Cepak, the Chairman of the Audit Committee, at the address listed above.

Availability of Corporate Governance Documents

We are committed to good corporate governance. In furtherance thereof, the Board of Directors has adopted governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, a Business Ethics Policy (which applies to all directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and charters for the Audit, Compensation, Nominating and Governance and Operations and Sustainability Committees. Each of these documents is available on our website (www.crc.com), and stockholders may obtain a printed copy, free of charge, by sending a written request to California Resources Corporation, Attention: Corporate Secretary, 27200 Tourney Road, Suite 200, Santa Clarita, California 91355. We will also promptly post on our website any material amendments to these documents and any waivers from the Business Ethics Policy for our directors and principal executive, financial and accounting officers.

Certain Relationships and Related Transactions

Policies and Procedures

Our Board of Directors adopted written policies regarding related party transactions. We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office implements procedures to obtain information from the directors and executive officers with respect to related party transactions. The Audit Committee reviews and discusses with management and the independent registered public accounting firm any material related party transactions as defined by, and required to be disclosed under, the rules of the Securities and Exchange Commission (“SEC”) and the NYSE. Agreements that embody transactions that are material in amount or significance are filed with the SEC as required.

Our business ethics and corporate policies prohibit significant conflicts of interest. Any waivers of these policies require approval by the compliance officer, or in the case of conflicts of our executive officers or directors, the Board of Directors. Under our Business Ethics and Corporate Policies, conflicts of interest generally are deemed to occur when private or family interests do not appear impartial, interfere or compete with the interests of our Company.

CALIFORNIA RESOURCES CORPORATION    17

2021 PROXY STATEMENT

Board of Directors and Corporate Governance

We have multiple processes for reporting conflicts of interests and related party transactions. Under our Business Ethics and Corporate Policies, all of our directors and employees are required to report any known or apparent conflict of interest, or potential conflict of interest, to their supervisors, the compliance officer, a member of the corporate compliance committee, our legal counsel, human resources, or the Board of Directors, as appropriate. As part of any review of any conflict of interest, potential conflict of interest or related party transaction, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act or their ability to act in our best interest;
•	whether the transaction might affect a director’s independence under NYSE standards; and
•	any other matters deemed appropriate with respect to the particular transaction.

We also have other policies and procedures to prevent conflicts of interest and related person transactions. For example, the charter of our Nominating and Governance Committee requires that the committee members assess the independence of the non-management directors at least annually, including a requirement that it determine whether any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “Director Independence Determinations.”

Related Party Transactions

This section discusses transactions and relationships with related persons since the beginning of our most recently completed fiscal year.

We sell and purchase products with subsidiaries of Plains All American Pipeline, L.P. (“Plains”). Funds managed by Kayne Anderson Capital Advisors L.P., of which Mr. Sinnott serves as co-chairman, and affiliates (“Kayne Anderson”) own approximately 7.42% of the general partner of Plains, approximately 1.60% of the limited partner units of Plains and an additional approximately 2.30% general partner interest in Plains GP Holdings, L.P. (the public portion of the general partner). Mr. Sinnott served as a director for the general partner of Plains until September 30, 2020. For the year ended December 31, 2020, transactions with Plains accounted for approximately $138 million of our oil and gas sales. As discussed above in “Restructuring of Company,” Mr. Sinnott ceased being a member of our Board of Directors on October 27, 2020.

CALIFORNIA RESOURCES CORPORATION    18

2021 PROXY STATEMENT

Sustainability and Stewardship

Sustainability and Stewardship

In 2017 we adopted four 2030 Sustainability Goals – for water recycling, integration of renewable energy into our operations, methane emission reduction and carbon capture and sequestration – which advance the State of California’s 2030 goals and aid in our life-of-field planning. Last year CRC issued its third annual Sustainability report (www.crc.com/sustainability) which detailed strategic objectives and initiatives in Environmental, Social and Governance (ESG) and summarizes our sustainability strategy, goals and performance.  Our 2030 Sustainability Goals are measured against a 2013 baseline and are summarized as follows:

Water Goal – Increase volume of recycled produced water by 30%.

We have increased our recycled produced water volume by almost halfway above our 2013 baseline and we continue to evaluate additional projects that would keep us on track to achieving our 2030 Water Sustainability Goal.

Renewables Goal – Integrate renewables into oil and gas operations by adding 10 MW from renewable sources.

We have entered into Power Purchase Agreements for 40 MW of behind-the-meter solar projects to supply multiple CRC fields, which would reduce our energy use from the grid and generate Low Carbon Fuel Standard (LCFS) credits under the Innovative Crude Provisions of the standard.  We are currently focusing on pursuing the financing necessary to develop these projects.

Methane Goal – Reduce methane emissions by 50%.

CRC has surpassed its 2030 Methane Goal, achieving in excess of a 60% reduction in methane emissions from our operations and we continue to evaluate reduction projects.

Carbon Goal – Design and permit a carbon capture and sequestration system by 2030.

In 2020, we completed the Front End Engineering and Design for a Carbon Capture and Sequestration project at Elk Hills. In 2021, we anticipate evaluating this FEED study and recommending next steps.

We are proud to note that CRC’s ESG performance and its progress on 2030 Sustainability Goals continues to be directly tied to the performance-based compensation of our employees, including executives and senior managers, further highlighting our standing commitment and dedication to a cleaner and more sustainable future for California. The Board will continue to highlight, monitor and provide guidance to our efforts to serve as a responsible steward of California’s natural resources, to integrate sustainability, HSE and community engagement into our life-of-field planning and to advance California’s long-term goals.

We view our workforce as an asset and the Board provides oversight over significant aspects of our human capital.  Management provides periodic updates to and receives guidance from the Board with respect to employee engagement, diversity and career development initiatives.

CALIFORNIA RESOURCES CORPORATION    19

2021 PROXY STATEMENT

Audit Committee Report

Audit Committee Report

The Audit Committee of the Board of Directors of California Resources Corporation approves the appointment and services of the independent registered public accounting firm, and monitors (1) the integrity of the financial statements of CRC; (2) the independent registered public accounting firm’s qualifications, independence and performance; (3) the effectiveness and performance of CRC’s internal audit function; (4) CRC’s system of disclosure controls and procedures, internal control structure over financial reporting and compliance with ethical standards; and (5) the compliance by CRC with legal and regulatory requirements related to financial statements.

The Board of Directors has determined that each of the members of the Audit Committee satisfies the standards of independence established under the SEC’s rules and regulations and listing standards of the NYSE. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that Ms. Cepak and Mr. Roby are “audit committee financial experts” as defined by the rules and regulations of the SEC.

In connection with our financial statements for the year ended December 31, 2020, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements contained in CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•

discussed with CRC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities Exchange Commission;

•

received the written disclosures from KPMG LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	discussed with KPMG LLP its independence from CRC and members of its management;
•	considered any non-audit services in assessing auditor independence;
•	had an executive session with KPMG LLP to provide them with the opportunity to discuss any other matters that they desired to raise without management present; and
•

had executive sessions with Ryder Scott Company and Netherland, Sewell & Associates, Inc., CRC’s independent reserves audit firms, to discuss the oil and gas reserves determination process and related public disclosures, and to provide them with the opportunity to discuss any other matters that they desired to raise without management present.

Based on the review and discussions with CRC’s management, independent registered public accounting firm and independent reserves audit firms, as set forth above, the Audit Committee recommended to CRC’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Audit Committee,

Tiffany (TJ) Thom Cepak

Julio M. Quintana

William B. Roby

March 9, 2021

CALIFORNIA RESOURCES CORPORATION    20

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a description of the elements and key features of our compensation program, as well as context and rationale for decisions made with respect to the compensation for our “named executive officers” or “NEOs” for the year ended December 31, 2020, who are identified below:

Name	Position as of December 31, 2020
Mark A. (Mac) McFarland	Chairman, President and Interim Chief Executive Officer(1)
Todd A. Stevens	Former President and Chief Executive Officer(1)
Francisco J. Leon	Executive Vice President and Chief Financial Officer
Marshall D. Smith	Former Senior Executive Vice President and Chief Financial Officer(2)
Charles F. Weiss	Executive Vice President–Public Affairs(3)
Shawn M. Kerns	Executive Vice President–Operations and Engineering
Darren Williams	Executive Vice President–Exploration and Development(3)

(1)

On December 31, 2020, Mr. Stevens departed the Company and Board, and the Board appointed our Chairman, Mr. McFarland, to serve as Interim Chief Executive Officer and initiated a search process for the Company’s next chief executive officer.  On March 22, 2021, the Company announced that Mr. McFarland was selected to serve as President and Chief Executive Officer, removing his previous interim title, in addition to his role as Chairman of the Board.

(2)	Mr. Smith left the Company in August 2020 and had a consulting agreement with the Company for two months following his departure.
(3)	Messrs. Weiss and Williams were NEOs as of December 31, 2020, but have subsequently left the Company in January 2021 as part of our post-emergence realignment and streamlining.

Table of Contents

Compensation Discussion and Analysis	21	Compensation Committee Report	46
Restructuring of the Company	22	Executive Compensation Tables	47
Setting a New Course for 2021	22	Summary Compensation Table	47
2021 Compensation Program Actions	23	Grants of Plan-Based Awards	49
Original 2020 Compensation Program	25	Outstanding Equity Awards at December 31, 2020	50
Revised 2020 Compensation Program	32	Option Exercises and Stock Vested in 2020	50
Other Compensation and Benefits	39	2020 Nonqualified Deferred Compensation Table	51
Compensation Objectives and Process	41	Potential Payments upon Termination or Change in Control	51
Executive Compensation Objectives	41	CEO Pay Ratio	53
Compensation Program Best Practices	41	Director Compensation	55
Role of Compensation Committee	43	Original Program Objectives	55
Role of Management	43	Program Elements During Restructuring	55
Role of Independent Compensation Consultants	43	New Program Elements Following Emergence from
Use of Compensation Data	43	Bankruptcy	56
Stockholder Outreach	44	2020 Compensation of Directors	56
Stockholder Approval of Executive Compensation	44
Other Compensation Matters	44
Stock Ownership Guidelines	44
Clawback Policy	45
Anti-Hedging and Anti-Pledging Policy	45
Compensation Risk Management	45
Tax Considerations	45

CALIFORNIA RESOURCES CORPORATION    21

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Restructuring of the Company

On July 15, 2020, to address our unsustainable debt burden given the prevailing commodity markets at the time, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

On October 27, 2020, the Company emerged from the bankruptcy process with a new Board of Directors, new equity owners and a strong balance sheet.  CRC’s Joint Plan of Reorganization (the “Plan”) in its Chapter 11 case cancelled all equity interests of the Company, including outstanding shares of the Company’s common stock issued and outstanding immediately prior to the emergence date. As a result, all outstanding stock-based compensation awards under our Long-Term Incentive Plan were also cancelled upon our emergence from bankruptcy, eliminating our NEOs’ prior equity interests in the Company.

Pursuant to the Plan, as of the emergence date, the pre-emergence Compensation Committee members (the “Former Compensation Committee”) ceased to serve on the Board and a new Compensation Committee was designated from the new Board members (the “New Compensation Committee”).

The Plan also provided for issuance of new common stock to certain of the Company’s creditors and a joint venture partner and reservation of common stock for issuance under a new employee incentive plan. In January 2021, our new Board of Directors adopted the 2021 Long Term Incentive Plan.

As illustrated below, compensation decisions before, during and after our bankruptcy were made by our Former Compensation Committee, the bankruptcy court, and our New Compensation Committee.

Elements of Compensation Program Approved by Former Compensation Committee Bankruptcy Court New Compensation Committee Pre-Chapter 11 Former Compensation Committee Jan 1 – July 14  • Original 2020 Compensation Program • Revised 2020 Compensation Program Chapter 11 Bankruptcy Court July 15 – Oct 26 • Quarterly Incentive Plan • Prior equity award cancellation • Creation of new equity incentive plan Emergence Bankruptcy Court Oct 27 Setting a New Course New Compensation Committee Oct 28 and forward • One-time emergence equity grants • 2021 annual incentive plan

Setting a New Course for 2021

Our 2020 executive compensation program was driven by unprecedented circumstances that our Former Compensation Committee believed required extraordinary changes to the original 2020 compensation program the Former Compensation Committee had previously approved in order to retain and motivate our executive management team and broader organization through our financial restructuring.

Following our emergence from bankruptcy, our New Compensation Committee got right to work with the assistance of Lyons Benenson & Company, Inc.(“LB&Co”), independent compensation consultant to the New Compensation Committee, designing a new compensation program for 2021 which returns to a mix of short- and long-term incentives that are primarily performance-based, with a significant majority provided as equity awards, immediately aligning our NEO compensation with our new shareholders’ interests.

CALIFORNIA RESOURCES CORPORATION    22

2021 PROXY STATEMENT

Compensation Discussion and Analysis

2021 Compensation Program Actions

Peer Group Selection

The first action taken by the New Compensation Committee was to develop a new compensation peer group.  With consultation from LB&Co, in November 2020, the New Compensation Committee adopted a new compensation peer group consisting of 20 companies in the same Global Industry Classification Standard (GICS) Sub-Industry classification of similar size and/or having similar geographic operating locations as the Company.  This new compensation peer group was utilized by the New Compensation Committee in making decisions regarding the 2021 executive compensation program.

CALIFORNIA RESOURCES CORPORATION    23

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Long-Term Incentive Grants

The New Compensation Committee next focused on long-term incentives for the executive management team.  Working with LB&Co, the New Compensation Committee determined that the long-term incentive program for 2021 should consist of multi-year sized emergence grants to immediately realign the NEOs with shareholder interests and to reestablish the retention value of multi-year equity grants, since all of the NEOs’ prior Company stock holdings and equity awards were cancelled upon our emergence from bankruptcy.

In January 2021, the New Compensation Committee approved emergence grants allocated between Restricted Stock Unit Awards and Performance Stock Unit Awards. The target grant date values for the awards were split evenly between the two award types for each NEO.

2021 Restricted Stock Unit Award

The 2021 Restricted Stock Unit Award (“2021 RSU Award”) is a stock-based and stock-settled long-term incentive award primarily intended to promote retention and enhance alignment with stockholder interests through development of ownership in the Company with time-vested payouts. One-third of the 2021 RSU Award vests on each of the first three anniversary dates of the grant date. The delivery of vested shares under the 2021 RSU Award is generally deferred until the final vesting date.

2021 Performance Stock Unit Award

The 2021 Performance Stock Unit Award (“2021 PSU Award”) is a stock-based and stock-settled long-term incentive with performance measures based on the attainment of pre-determined 60-trading day Volume-Weighted Average Price (“VWAP”) thresholds for the Company’s shares during the three-year performance period commencing on the grant date. Utilizing VWAP thresholds for the performance criteria is intended to focus the NEOs on actions that will increase shareholder value over the performance period.

The 2021 PSU Award will cliff vest on the third anniversary of the grant date and payout in shares based on the performance level attained during the performance period.

Annual Incentive Program

In March 2021, the New Compensation Committee established a revised policy related to the annual incentive program or “AIP” to incentivize the AIP participants to undertake actions and invest capital to achieve sustainable long-term value for CRC.  The construct of the new AIP recognizes the material impact that fluctuations in commodity prices have on CRC’s financial measures including adjusted EBITDAX, free cash flow and others.  As such, while any AIP program cannot eliminate the impact of such fluctuations, the new AIP adds metrics related to capital efficiency and cost reductions, as well as the Company’s asset retirement obligations.  Further, there is continued incentive for health, safety and environment (“HSE”) performance.  CRC has always been committed to HSE standards and related policies, and continues the focus on the HSE metrics as well as the formation of a new Operations and Sustainability Committee serving at the discretion of the Board.

The New Compensation Committee also has adopted a policy whereby management’s ability to achieve a maximum payout under the AIP should be due to extraordinary results, whether via financial performance or the other non-financial metrics incorporated into the AIP.  The goal is to lessen the impact of commodity price volatility on AIP payouts.

CALIFORNIA RESOURCES CORPORATION    24

2021 PROXY STATEMENT

Compensation Discussion and Analysis

CEO Agreements

Mr. McFarland was named Interim CEO following the departure of Mr. Stevens on December 31, 2020.  We had an agreement with Mr. McFarland, that provided for a fee of $175,000 per month for his services as an independent contractor while he served as our Interim CEO.  During the period he served as Interim CEO, he did not receive cash retainer fees for serving on our Board, but remained eligible to receive a non-employee director emergence grant.

Effective March 22, 2021 (the “Effective Date”), the Board named Mr. McFarland President and CEO, removing his previous interim title.  In connection with Mr. McFarland’s appointment, the Company and Mr. McFarland entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement provides for a two-year term beginning on the Effective Date, during which either the Company or Mr. McFarland may terminate the employment relationship for any or no reason. The Employment Agreement may be extended by mutual agreement for additional one-year periods. The Employment Agreement provides for an annualized base salary of $850,000 and an annual cash bonus target for 2020 of 120% of his base salary, reduced by certain amounts he received as Interim CEO.  Mr. McFarland also received an initial long-term incentive award consisting of Performance Stock Units and Restricted Stock Units, under the 2021 Long Term Incentive Plan in connection with his appointment as President and CEO of the Company.

Original 2020 Compensation Program

In February 2020, the Former Compensation Committee made decisions regarding the design of our compensation program prior to its reformulation in May, 2020 (the “Original 2020 Compensation Program”) that focused on paying for performance, motivating and retaining the current management team and managing shareholder dilution and the remaining shares available for grants with the continued low stock price, without the expectation of the unprecedented circumstances and restructuring which soon followed.

Original Compensation Program Changes Made for 2020

The Former Compensation Committee considered the favorable feedback received through stockholder outreach regarding the changes to the compensation program made in 2019 and determined that the structure of the program remained appropriate for 2020 with the following changes to the performance metrics under the program’s annual incentive awards:

•	Reduced weighting of adjusted EBITDAX component from 25% to 20%
•	Added a Sustainability Project Milestone component with a weighting of 5% to drive progress on our 2030 Sustainability Goals

CALIFORNIA RESOURCES CORPORATION    25

2021 PROXY STATEMENT

Compensation Discussion and Analysis

2020 Compensation Peer Group Selection

The Former Compensation Committee believed that the most relevant compensation peer companies are those that could compete for our talent with similar operating complexity and financial characteristics to CRC. The Former Compensation Committee reviewed the peer companies each year based on the criteria below and made adjustments as necessary to ensure alignment with those objectives.

Characteristic	Rationale
Asset Value

•    Indicator of size, situational factor and financial strategy

•    Indicator of geographic footprint, business model, operational complexity and competition for talent

•    The Former Compensation Committee did not believe executives at smaller companies faced comparable responsibilities and challenges

Enterprise Value	• Indicator of size • Due to our highly leveraged balance sheet, the Compensation Committee focused on Enterprise Value statistics

Peer company selection based on equity market capitalization would generally result in companies that are much smaller in complexity and scope of operations than CRC due to our highly leveraged balance sheet and resulting depressed equity market capitalization. The Former Compensation Committee did not believe that companies with similar equity market capitalizations represented the competitive market for our executive team’s skills and experience and accordingly believed that setting CRC compensation levels consistent with these smaller companies would penalize our management team for factors beyond their control, causing substantial retention problems.

2020 Peer Group

In October 2019, the Former Compensation Committee reviewed the compensation peer companies and determined that no changes were needed for 2020 compensation planning purposes, other than removing Newfield Exploration Company and EP Energy Corporation, in light of their acquisition and distressed condition, respectively.

Company	Total Assets (September 2019)	Enterprise Value (October 2019)
Diamondback Energy, Inc.	$ 23,171	$ 19,167
Murphy Oil Corporation	$ 13,536	$ 8,786
Parsley Energy, Inc.	$ 9,838	$ 7,567
Range Resources Corporation	$ 9,728	$ 4,686
WPX Energy, Inc.	$ 8,553	$ 6,349
Whiting Petroleum Corporation	$ 7,776	$ 3,526
Oasis Petroleum Inc.	$ 7,710	$ 4,123
Cimarex Energy Co.	$ 7,596	$ 6,882
Southwestern Energy Company	$ 6,545	$ 3,288
Gulfport Energy Corporation	$ 6,465	$ 2,644
SM Energy Company	$ 6,392	$ 3,756
QEP Resources, Inc.	$ 5,504	$ 2,787

CALIFORNIA RESOURCES CORPORATION    26

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Company	Total Assets (September 2019)	Enterprise Value (October 2019)
Denbury Inc.	$ 4,732	$ 3,096
PDC Energy, Inc.	$ 4,595	$ 2,840
Cabot Oil & Gas Corporation	$ 4,564	$ 8,005
Callon Petroleum Company	$ 3,915	$ 2,006
Matador Resources Company	$ 3,751	$ 3,434
Carrizo Oil & Gas, Inc.	$ 3,635	$ 2,676
Laredo Petroleum, Inc.	$ 2,620	$ 1,491
25th Percentile	$ 4,579	$ 2,813
50th Percentile	$ 6,465	$ 3,526
75th Percentile	$ 8,164	$ 6,616
California Resources Corporation	$ 7,032	$ 6,540
Percentile Rank	58%	74%

Original 2020 Compensation Program Elements

Our Original 2020 Compensation Program for our CEO and other NEOs was comprised of the following elements, which are discussed in more detail below:

ORIGINAL 2020 COMPENSATION PROGRAM ELEMENTS

Restricted Stock (40% of LTI) > Time-vested 1/3 per year > Stock- and cash-settled Long-Term Incentive (LTI) Annual Incentive B se Salary Performance Stock (50% of LTI) > 3-year performance period > 50% VCI (three-year average) > 50% Relative Total Shareholder Return (TSR) - CRC vs. 2020 Peer Companies > Stock-based, stock- and cash-settled Stock Options (10% of LTI) > Vest 1/3 per year > 7-year exercise period > Exercise price 10% above grant date price Annual Incentive Award > VCI (current year) > EBITDAX > Debt > Sustainability - Safety (combined injury and illness rate (IIR)) - Spill prevention rate - Net water supplied to agriculture - Project milestones relating to: Water recycle Renewable energy Methane capture Carbon capture Workforce diversity and development Community partnerships > Individual goals

CALIFORNIA RESOURCES CORPORATION    27

2021 PROXY STATEMENT

Compensation Discussion and Analysis

2020 Base Salaries

The Former Compensation Committee reviewed the base salaries of the NEOs to determine if they remained appropriately positioned against the market data and internally aligned, and as a result the Former Compensation Committee decided to make no changes for 2020 as compared to 2019 based on each individual’s performance, scope of job responsibilities, internal alignment and position relative to peer group compensation data.

Name	2020 Annual Base Salary
Todd A. Stevens	$875,000
Francisco J. Leon	$385,000
Marshall D. Smith	$600,000
Charles F. Weiss	$440,000
Shawn M. Kerns	$425,000
Darren Williams	$450,000

Original 2020 Annual Incentive Design

The annual incentive component of our Original 2020 Compensation Program was designed to promote the achievement of financial, operating and strategic results that are aligned with creation of stockholder value. Based on feedback from stockholders to emphasize the quantitative portion of the award, the performance measures were comprised of quantitative financial and operational measures for 80% of the target annual incentive and qualitative individual objective measures for 20% of the target annual incentive.

Aligning performance criteria with our strategic areas of focus for the year, the Former Compensation Committee approved performance measures designed to encourage decision making that would enhance stockholder value creation. The Former Compensation Committee approved performance criteria based on expected results under CRC’s business plan at the time the criteria were established in February 2020. Target performance criteria were set at levels that would represent successful execution of the 2020 business plan, and maximum performance criteria were set at levels that would represent significant outperformance against the 2020 business plan.

Project milestones relating to water recycling, renewable energy, methane capture, carbon capture, workforce diversity and development and community partnerships were added for 2020 to drive progress toward our 2030 Sustainability Goals. Many of our 2030 Sustainability Goals are multi-year efforts, so the project milestone approach would allow tracking interim progress during the current year against multi-year goals.

CALIFORNIA RESOURCES CORPORATION    28

2021 PROXY STATEMENT

Compensation Discussion and Analysis

The table below provides the weightings for each performance measure as established by the Former Compensation Committee.

Performance Measure (1)	Component Weighting
Investment Value Creation Index (VCI) – current year	25%
Sustainability
- Safety - combined IIR	3.33%
- Spill prevention rate	3.33%
- Net water supplied to Ag	3.33%
- Project milestones relating to:	5%
Water recycling
Renewable energy
Methane capture
Carbon capture
Workforce diversity and development
Community partnerships
Liquidity Adjusted EBITDAX Net Debt	20% 20%
Total Quantitative Performance Measures	80%
Strategic and Individual Objectives	20%
Total	100%

(1)	Descriptions of the quantitative performance measures were as follows:

Performance Measure	Description
Value Creation Index (VCI)

We used a Value Creation Index (VCI) for project selection and capital allocation across our portfolio of opportunities. VCI is a ratio that measures the present value of the future cash flows from all development (new drills and capital workovers) in each plan year per discounted dollar of investment, calculated as A divided by B where “A” is the discounted expected future cash flows and “B” is the discounted capital invested for the plan year, excluding JV partner funding.

The discounted expected future cash flows of the 2020 investments would have been calculated by taking our share of future revenues minus production costs and production taxes but before any general and administrative charges, interest expense, income taxes and other corporate payments. The future cash flow calculations would have been based on the SEC price for each respective year and include impacts of hedges placed within the calendar year.  Discounting would have been at 10% (consistent with SEC requirements). Except as otherwise stated, all values would have been determined consistently with SEC regulations.

Safety – Combined IIR	Injury and illness incidence rate of employees and contractors.
Spill prevention rate	(Boe produced minus net reportable oil spill volume) divided by Boe produced.
Net water supplied to agriculture	Water supplied to agriculture divided by fresh water purchased.
Project milestones relating to Water recycling Renewable energy Methane capture Carbon capture Workforce diversity and development Community partnerships

In order to advance our 2030 Sustainability Goals, which are multi-year endeavors, attainment of these metrics would have been based on specific project milestones achieved during 2020 for each area.  See www.crc.com/sustainability for more information regarding our 2030 Sustainability Goals.

Adjusted EBITDAX	EBITDAX adjusted to remove certain one-time or unusual items.
Net Debt	Face value of outstanding debt less unrestricted cash.

All executives were subject to the same investment, sustainability, and liquidity quantitative measures.

CALIFORNIA RESOURCES CORPORATION    29

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Original 2020 Annual Incentive Targets

The Former Compensation Committee reviewed the annual incentive targets for each of our NEOs against the 2020 Peer Group market data, and with consideration to internal alignment. In February 2020, the Former Compensation Committee determined that the original 2020 annual incentive targets for the NEOs, other than Messrs. Leon and Weiss, remained appropriate at the 2019 levels and no changes were made for 2020. For Messrs. Leon and Weiss, the Former Compensation Committee determined their targets should be increased by 5% based on the scope of their jobs and internal alignment.

Name	2020 Annual Incentive Target (as a % of base salary)	2019 Annual Incentive Target (as a % of base salary)
Todd A. Stevens	110%	110%
Francisco J. Leon	75%	70%
Marshall D. Smith	100%	100%
Charles F. Weiss	85%	80%
Shawn M. Kerns	90%	90%
Darren Williams	90%	90%

Original 2020 Long-Term Incentives

For the Original 2020 Compensation Program, the long-term incentives (“LTI”) consisted of a mix of time-vested restricted stock unit awards and performance-based awards, to promote retention and pay for performance. The total grant date values were allocated 40% to time-vested restricted stock unit awards and 60% to performance-based awards. The performance-based awards consisted of performance stock unit awards and premium-priced stock options.

2020 LONG-TERM INCENTIVE MIX (percent of grant date value) Restricted Stock Units (RSU) 40% Premium-Priced Stock Options (10%) Performance Stock Units (PSU) 50%

2019 LONG-TERM INCENTIVE MIX (percent of grant date value) Stock Options Restricted Stock Units (RSU) 40% Performance Stock Units (PSU) 50%

CALIFORNIA RESOURCES CORPORATION    30

2021 PROXY STATEMENT

Compensation Discussion and Analysis

2020 Restricted Stock Unit Award – The 2020 Restricted Stock Unit Award (“2020 RSU Award”) was a stock-based, stock- and cash-settled long-term incentive award intended to primarily promote retention and enhance alignment with stockholder interests through development of ownership in the Company with time-vested payouts. One-third of the 2020 RSU Award was to vest at the end of each year during the three-year period commencing at the grant date. The 2020 RSU Award would have been settled 50% in shares and 50% in cash with required tax withholding taken first from the cash portion of the payout.

2020 Performance Stock Unit Award – The 2020 Performance Stock Unit Award (“2020 PSU Award”) was a stock-based, stock- and cash-settled long-term performance award with performance measures based 50% on relative total shareholder return and 50% on VCI, both measured over a three-year period. For payouts up to the target number of units, the 2020 PSU Award would have been settled 50% in stock and 50% in cash. For payouts greater than the target number of units, the payout of such excess units would have been settled in cash. Required tax withholding on payouts would have been taken first from the cash portion of the payouts.

The performance measures for the 2020 PSU Award continued to focus the management team on making decisions that would enhance stockholder value over the long term. Utilization of the VCI measure drove our capital allocation decisions to ensure that we focused spending on the highest return projects over the long term. The relative total shareholder return measure directly ties compensation to shareholder returns.

The peer companies chosen for the relative total shareholder return performance measures under these awards were the same as those selected by the Former Compensation Committee for the 2020 Compensation Peer Group, as shown above, excluding Carrizo Oil & Gas, Inc., due to its acquisition by Callon Petroleum Company.

The PSU Award would have vested at the end of three years from the grant date based on achieved performance against pre-established performance criteria.

2020 Stock Options – The Former Compensation Committee granted stock options as part of the original 2020 long-term incentive awards to further align executives with stockholders. The 2020 stock options were granted with an exercise price that was 10% above stock price on the grant date. The options would have vested one-third at the end of each year during the three-year period commencing on the grant date and remained exercisable until the end of the seventh year following the grant date.

The Former Compensation Committee reviewed the LTI grant date target values of the NEOs to determine if they remained appropriately positioned against the 2020 Peer Group data and internally aligned. The Former Compensation Committee set the long-term incentive grant date values for the CEO and other NEOs at the same amounts as 2019 based on the individual’s performance and position relative to peer group compensation data.

Name	Original 2020 LTI Grant Date Target Value
Todd A. Stevens	$5,400,000
Francisco J. Leon	$1,000,000
Marshall D. Smith	$2,000,000
Charles F. Weiss	$1,150,000
Shawn M. Kerns	$1,175,000
Darren Williams	$1,100,000

CALIFORNIA RESOURCES CORPORATION    31

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Linkage Between Pay and Performance

Our Original 2020 Compensation Program was designed to link the pay realized by our executives to the performance of CRC and the returns to our stockholders, while also providing incentives necessary to retain our executives through this challenging period.

The pay mix at target grant date values for our CEO and other NEOs under the Original 2020 Compensation Program was primarily long-term and performance-based.

PAY MIX OF CEO 12% salary 13% annual incentive 45% performance-based long-term incentive 30% time-vested long-term incentive 88% at risk At Risk AVERAGE PAY MIX OF NEOs OTHER THAN CEO 21% salary 19% annual incentive 36% performance-based long-term incentive 24% time-vested long-term incentive 79% at risk At Risk

Revised 2020 Compensation Program

As commodity market conditions deteriorated in March 2020, the Former Compensation Committee determined it would be in the best interest of shareholders to change the 2020 compensation program to focus on short-term cash incentives, since the Company’s diminishing stock price and increasingly likely bankruptcy filing reduced the retention and motivation value of equity-based compensation.

After reviewing the Original 2020 Compensation Program in light of the circumstances at the time, the Former Compensation Committee determined that the performance metrics and primarily stock-based compensation awards were no longer appropriate and would not provide the compensation opportunities needed to retain our management team during those challenging times. The Former Compensation Committee engaged Alvarez & Marsal North America LLC (“A&M”), an independent outside compensation consultant, to assist in developing a revised compensation program which was all cash-based with performance metrics for variable compensation opportunities which aligned with the changed priorities of the Company as it restructured following the bankruptcy filing.

Under the revised program (the “Revised 2020 Compensation Program”), each named executive officer was eligible to earn total payments for 2020, at the target level of performance, equal to that named executive officer’s 2020 target annual incentive and grant date target value of the long-term incentive established earlier in the Original 2020 Compensation Program. A portion of each named executive officer’s target opportunity was provided in the form of a retention payment (the “Retention Bonus”) and a portion in the form of a quarterly incentive opportunity (the “Quarterly Incentive Plan”).

CALIFORNIA RESOURCES CORPORATION    32

2021 PROXY STATEMENT

Compensation Discussion and Analysis

ORIGINAL 2020 COMPENSATION PROGRAM Original 2020 Annual Incentive at Target Original 2020 Long-Term Incentive Grant Date Value Stock Options Time-Vested Restricted Stock Unit Award Performance Stock Unit Aware REVISED 2020 COMPENSATION PROGRAM Retention Bonus Award Quarterly Incentive Plan Award at Target for Q1 2020 Target for Q2 2020 Target for Q3 2020 Target for Q4 2020

The target amounts of 2020 variable compensation for the NEOs under the Revised 2020 Compensation Program were not changed from the Original 2020 Compensation Program amounts. The Retention Bonus portion of the annual target opportunity for each of the NEOs was paid immediately, subject to a requirement generally to repay the full amount, on an after-tax basis, if the NEO were to voluntarily terminate employment without good reason or were terminated for cause before the earlier of 18 months following the payment, or the Company’s emergence from bankruptcy. Given our successful emergence from bankruptcy in October 2020, this clawback requirement has terminated. The Retention Bonus replaced, and was equal in amount to, the previously established target amount of the 2020 annual incentive for each of the NEOs under the Original 2020 Compensation Program.

Name	Retention Bonus Amount
Todd A. Stevens	$962,500
Francisco J. Leon	$288,750
Marshall D. Smith	$600,000
Charles F. Weiss	$374,000
Shawn M. Kerns	$382,500
Darren Williams	$405,000

The annual target opportunity under the Quarterly Incentive Plan for each NEO was set equal to his 2020 long-term incentive grant date target value under the Original 2020 Compensation Program, which remained unchanged from the 2019 long-term incentive grant date target disclosed in the Company’s 2020 Proxy Statement.

Name	Quarterly Incentive Plan Annual Target
Todd A. Stevens	$5,400,000
Francisco J. Leon	$1,000,000
Marshall D. Smith	$2,000,000
Charles F. Weiss	$1,150,000
Shawn M. Kerns	$1,175,000
Darren Williams	$1,100,000

Under the Quarterly Incentive Plan, NEOs were paid 50% of the annual opportunity at target for the period January 1 through June 30, 2020, and target quarterly opportunities were set at 25% of the annual opportunity for each of the quarters ending on September 30 and December 31, 2020, subject to continued employment and achievement of performance metrics determined by the Former Compensation Committee. Amounts earned under the Quarterly Incentive Plan for the third and fourth quarters could range from 0% to 200% of

CALIFORNIA RESOURCES CORPORATION    33

2021 PROXY STATEMENT

Compensation Discussion and Analysis

the target opportunity based on the level at which metrics were achieved. In the event of a termination of employment without “cause” or for certain participants for “good reason”, or due to death or disability, prior to a vesting date, the named executive officer would be entitled to a prorated portion of the applicable quarterly incentive payment, based on actual performance, and would forfeit all remaining amounts. The target opportunities for each named executive officer were payable to the extent earned under the Quarterly Incentive Plan’s performance metrics.

The Performance Metrics and associated Performance Targets with respect to each Performance Period under the Quarterly Incentive Plan, were as follows:

		Payout Earned
Performance Metric	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Expense Reduction / Control
Cumulative Operating Margin	35%	See table below	See table below	See table below
G&A Reduction	30%	See table below	See table below	See table below
Liquidity / Facility Utilization	25%	See table below	See table below	See table below
Sustainability
Safety (Workforce IIR)	2.5%	0.60	0.50	0.40
Spill Prevention Rate	2.5%	99.9996%	99.9997%	99.9998%
Net Water Supplied to Ag	2.5%	240%	270%	290%
Sustainability Progress Milestones:	2.5%	Complete 1 of the 3 Project Milestones	Complete 2 of the 3 Project Milestones	Complete all 3 of the 3 Project Milestones
Water Recycling
Carbon Capture
Methane Capture

Cumulative Operating Margin(1)
(Measured April 1, 2020 through end of applicable Performance Period)

Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Q3 2020	25.1%	35.3%	43.0%
Q4 2020	27.7%	40.3%	49.0%

CALIFORNIA RESOURCES CORPORATION    34

2021 PROXY STATEMENT

Compensation Discussion and Analysis

G&A Reduction(1)
(Measured July 1, 2020 through end of applicable Performance Period)

Quarter / Baseline Cumulative G&A Expenses ($ in 000s)	Average Price / Barrel of Oil for Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Q3 2020 $55,153	$35 or higher	(0.7%)	(1.4%)	(2.2%)
	$25-$35	(1.4%)	(2.9%)	(4.3%)
	Less than $25	(2.2%)	(4.3%)	(6.5%)
Q4 2020 $112,627	$35 or higher	(2.0%)	(3.9%)	(5.9%)
	$25-$35	(3.9%)	(7.9%)	(11.8%)
	Less than $25	(5.9%)	(11.8%)	(17.7%)

Liquidity / Facility Utilization(1)
For a Month-End Measurement

Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Q3 2020	15.0%	5.0%	0.0%
Q4 2020	17.5%	7.5%	0.0%

For an Intra-Month Measurement

Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Q3 2020	45.0%	35.0%	<=25%
Q4 2020	45.0%	35.0%	<=25%

(1)	Descriptions of the performance metrics were as follows:

Performance Measure	Description
Cumulative Operating Margin

Cumulative Operating Margin is calculated as our aggregate operating income, defined as revenues (prices, production, and realizations) less production costs, as measured from April 1, 2020 through the end of the applicable Performance Period expressed as a percentage of aggregate revenues during such period. Cumulative Operating Margin was selected as a Performance Metric to incentivize our employees to maximize value for our stakeholders by operating efficiently within a volatile and uncertain environment. In addition, by measuring Cumulative Operating Margin on an accrual basis beginning April 1, 2020, the metric reflects the post-COVID 19 environment impact on commodity pricing and lessens the impact of volatility due to current quarter oil prices.

G&A Reduction

G&A Reduction is calculated as the total amount of reductions in our general and administrative expenses, including payroll and non-payroll related expenses, but excluding restructuring expenses, incentive/retention compensation and severance costs, as measured on an accrual basis. Each G&A Reduction performance level is tied to different levels of oil prices and requires increasing reductions in consistently lower pricing environments. G&A Reduction was selected as a Performance Metric to incentivize employees to cut costs and operate the Company efficiently to maximize value for the benefit of all stakeholders.

CALIFORNIA RESOURCES CORPORATION    35

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Performance Measure	Description
Liquidity / Facility Utilization

Utilization measures the capacity utilization on the “funded” portion of our credit facility during our restructuring on a cash basis excluding (1) any incremental new letters of credit issued under the credit sub-facility, (2) restructuring professional fees, and (3) incentive payments made under the Revised 2020 Compensation Program; provided that if the metric is measured in connection with a restructuring that is consummated prior to the 20th of the month, then the Intra-Month Measurement Goals (as set forth above) will be utilized to determine achievement.  The Utilization metric is to be measured at the end of each applicable Performance Period or, if earlier, upon emergence from chapter 11 as determined by the Former Compensation Committee. Utilization was selected as a Performance Metric to incentivize employees to efficiently manage liquidity during the pendency of the bankruptcy in order to maximize value for the benefit of all stakeholders.

Sustainability

The Sustainability metric includes safety and sustainability goals to promote safety and responsibility by our employees in performing their duties, some of which were included as performance metrics underlying our Original 2020 Compensation Program design. Moreover, achievement of the Sustainability goals continues to drive the Company towards its 2030 Sustainability Goals. The safety component measures injury and illness incidence rate of employees and contractors per 100 workers. The spill prevention rate measures the difference between barrels of oil equivalent (BOE) produced and the net volume of reportable spills of crude oil or condensate not recovered in liquid form. The net water supplied to agriculture component measures the ratio of the volume of reclaimed water supplied to agriculture or recharge to the volume of fresh water purchased for our statewide operations, expressed as a percentage. The Sustainability progress milestones—tied to water recycling, methane emission reduction and carbon capture and sequestration—support our ongoing commitment to provide sustainable, safe and reliable energy solutions. Specifically, these metrics require the Company to (1) design and permit the Elk Hills water recycling pipeline expansion, (2) complete the Elk Hills front-end engineering and design study for carbon capture technologies and (3) design a statewide methane capture strategy for gas-operated pneumatic valves.

Payouts Under the Quarterly Incentive Plan – In October 2020, the Former Compensation Committee certified the performance results under the Quarterly Incentive Plan for the third quarter of 2020 as follows:

Performance Measure Expense Reduction/Control Operating Margin Liquidity/Facility Utilization G&A Reduction Sustainability (multiple weighted equally): HSE (multiple weighted equally) Combined IR Spill Prevention Rate Net Water Supplied to Agriculture Other (Project Milestones) Weighting Threshold (50% Payout) Target (100% Payout) Maximum (200% Payout) Operational Results Unweighted Payout % Payout as % of Target 35% 25% 30% 2.50% 2.50% 2.50% 2.50% 25.1% 15.0% 0.7% 0.60 99.9996% 240% 0.333 35.3% 5.0% 1.4% 0.50 99.9997% 270% 0.66 43.0% 0% 2.2% 0.40 99.9998% 290% 1.00 51.9% 0% 19.4% 0.00 100.0000% 216% 0.000 200% 200% 200% 200% 200% 0% 0% 70.00% 50.00% 60.00% 5.00% 5.00% 0.00% 0.00% Total Performance Measure Result 190.00%

CALIFORNIA RESOURCES CORPORATION    36

2021 PROXY STATEMENT

Compensation Discussion and Analysis

In February 2021, the New Compensation Committee certified the performance results under the Quarterly Incentive Plan for the fourth quarter of 2020, based solely on the stipulated criteria previously established by the Former Compensation Committee and approved by the bankruptcy court as follows:

Performance Measure Expense Reduction/Control Operating Margin Liquidity/Facility Utilization G&A Reduction Sustainability (multiple weighted equally): HSE (multiple weighted equally) Combined IR Spill Prevention Rate Net Water Supplied to Agriculture Other (Project Milestones) Weighting Threshold (50% Payout) Target (100% Payout) Maximum (200% Payout) Operational Results Unweighted Payout % Payout as % of Target 35% 25% 30% 2.50% 2.50% 2.50% 2.50% 27.7% 17.5% 2.0% 0.60 99.9996% 240% 0.333 40.3% 7.5% 3.9% 0.50 99.9997% 270% 0.667 49.0% 0% 5.9% 0.40 99.9998% 290% 1.00 51.8% 0% 24.1% 0.19 99.9999% 256% 100.000 200% 200% 200% 200% 200% 77% 200% 70.00% 50.00% 60.00% 5.00% 5.00% 1.92% 5.00% Total Performance Measure Result 196.92%

Payouts for the fourth quarter of 2020 were accrued in 2020 and are included as 2020 compensation in the Executive Compensation Tables which follow.

The table below shows the amounts realized by the NEOs under the Quarterly Incentive Plan:

Name	Q1 (paid at target)	Q2 (paid at target)	Q3 (paid at 190%)	Q4 (paid at 196.92%)	Total Earned
Todd A. Stevens	$1,350,000	$1,350,000	$2,565,000	$2,658,420	$7,923,420
Francisco J. Leon	$250,000	$250,000	$475,000	$492,300	$1,467,300
Marshall D. Smith	$500,000	$500,000	$464,674	$0	$1,464,674
Charles F. Weiss	$287,500	$287,500	$546,250	$566,145	$1,687,395
Shawn M. Kerns	$293,750	$293,750	$558,125	$578,453	$1,724,078
Darren Williams	$275,000	$275,000	$522,500	$541,530	$1,614,030

Original 2020 Compensation Program Awards Forfeited – As a condition to receiving any award under the Revised 2020 Compensation Program, the named executive officers were required to waive participation in the Original 2020 Compensation Program’s annual incentive award and forfeit the long-term incentives previously granted in February 2020. However, due to the technicalities of the SEC rules for compensation disclosures, certain Original 2020 Compensation Program awards are still required to be disclosed within the Summary Compensation Table below, even though they were replaced with the new Quarterly Incentive Plan awards.

Payouts Under 2017 Performance Incentive Award – In February 2020, the 2017 cash-based Performance Incentive Awards vested and were paid in cash.  Performance under the award was based 50% on a relative Cost per Boe measure and 50% on a weighted-average VCI metric during the three-year performance period. The Former Compensation Committee certified the following performance under the award:

Cost per Boe Portion:  This portion was based on the change in CRC’s Cost per Boe of production compared to the change in Cost per Boe of production for the peer group. Cost per Boe is the sum of the production costs and general and administrative expenses, both measured

CALIFORNIA RESOURCES CORPORATION    37

2021 PROXY STATEMENT

Compensation Discussion and Analysis

on a per Boe basis for the applicable period.  CRC’s three-year weighted average Cost per Boe increased by 20.6%, while the peer groups’ three-year average weighted Cost per Boe decreased by 2.6%, resulting in a net 23.2% increase. Under the terms of the award, this performance resulted in the following payout factor of 0% of target for the Cost per Boe portion of the award as shown below:

Change in CRC Cost per BOE Minus Change in Peer Group Cost per BOE	Payout as % of Target
Less than or equal to -10%	200%
0%	100%
10%	75%
Greater than 10%	0%
Actual Result: 23.2%	0%

Cumulative VCI Portion:  This portion was based on the weighted-average VCI results for 2017, 2018 and 2019.  The weighted-average VCI result of 1.42 produced a payout of 160% of target for the cumulative VCI portion of the award, as shown below:

Cumulative VCI Result	Payout as % of Target
1.5 or greater	200%
Actual Result: 1.42	160%
1.3	100%
1.1	75%
Less than 1.1	0%

Payout Calculation:  The resulting payout was 80% of target incentive amounts, calculated as follows:

[50% * 0% (Cost per Barrel)] + [50% * 160% (Cumulative VCI)]

The following amounts were certified and paid in 2020 to the NEOs under the terms of these 2017 Performance Incentive Awards:

Name	Target Incentive Amount	Earned Incentive Amount Paid
Todd A. Stevens	$2,400,000	$1,920,000
Francisco J. Leon(1)	$200,000	$210,000
Marshall D. Smith	$950,000	$760,000
Charles F. Weiss	$550,000	$440,000
Shawn M. Kerns	$350,000	$280,000
Darren Williams	$500,000	$400,000
(1)

Mr. Leon’s form of award provided for a minimum payout of 50% on both performance measures, resulting in a total payout of 105% of target, calculated as [50% * 50% (Cost per Barrel)] + [50% * 160% (Cumulative VCI)].

CALIFORNIA RESOURCES CORPORATION    38

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Other Compensation and Benefits

In addition to the components of the executive compensation program described above, we provided the following programs to our NEOs during the 2020 year.

Qualified Defined Contribution Plan – All of our employees, including our NEOs, were eligible to participate in a tax-qualified, defined contribution plan. The defined contribution plan provided for periodic cash contributions by us based on annual employee cash compensation and employee-elected deferrals. Employees were permitted to contribute into the plan a percentage of their annual salary and bonus up to the annual limit set by the Internal Revenue Service (“IRS”). Employees were able to direct their account balances to a variety of investments.

Nonqualified Defined Contribution Plans – Substantially all employees, including our NEOs, whose participation in our qualified defined contribution plan was limited by applicable tax laws were eligible to participate in our supplemental savings plan (the “SSP”), a nonqualified defined contribution plan, which provided additional retirement benefits outside of those limitations.

Annual allocations for each participant were generally intended to restore the amounts that would have been contributed to our qualified defined contribution plan but for certain tax law limitations, and certain employer allocations were subject to a vesting schedule that required the completion of three years of service. Vested account balances will be payable following separation from service.

Interest on SSP account balances was allocated monthly to each participant’s account based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor.

In addition, we sponsored a supplemental retirement plan (the “SRP II”), which was established for purposes of the assumption by us of certain liabilities under the Occidental Petroleum Corporation Supplemental Retirement Plan II, including those for all of our NEOs. All account balances under the SRP II were fully vested at all times and are credited with interest on a monthly basis based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor. No additional allocations were made under the SRP II other than the crediting of interest.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the SRP II allowed in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations are to be distributed in the first 70 days of each following year.

Nonqualified Deferred Compensation Plan – Certain management and other highly compensated employees (including each of our NEOs) were eligible to participate in our nonqualified deferred compensation plan (the “DCP”). Under the DCP, participants were able to elect to defer a portion of their base salary and annual bonus for a given year. For the year of deferral, we allocated an additional amount to a participant’s account equal to the sum of 7% (which is immediately vested) and 12% (which is subject to a vesting schedule that required the completion of three years of service) of the compensation deferred by the participant under the DCP to restore amounts that were not contributed to the qualified and nonqualified defined contribution plans due to such deferral of compensation under the DCP. Deferred amounts earned interest based on the yield on five-year U.S. Treasury Constant Maturities based on a monthly frequency plus 2%, converted to a monthly allocation factor. Vested account balances will be payable following separation from service, or upon attainment of a specified age elected by the participant.

Tax Preparation and Financial Planning – Our executives, including each of the NEOs, were eligible to receive reimbursement, up to certain annual limits, for income tax preparation, financial planning and investment advice, including legal advice related to tax and financial matters.

CALIFORNIA RESOURCES CORPORATION    39

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Insurance – We offered a variety of health coverage options to all employees. NEOs participated in these plans on the same terms as other employees. In addition, for executives, including the NEOs, we paid for an annual comprehensive physical examination. We provided all employees with life insurance equal to twice the employee’s base salary. We also provided executives, including the NEOs, with excess liability insurance coverage.

Severance Benefits – We adopted a notice and severance pay plan in May 2020 that, in connection with a qualifying termination of employment that is not due to a change in control, provides for 12 – 24 months (or 18 – 30 months if termination is due to a change in control) of base salary and target annual incentive and other insurance coverage, depending on the executive level of the NEO.

This plan replaced a previous executive severance plan with the same level of benefits that was initially adopted by the Former Board in March 2020. Beginning in February 2019, the Former Compensation Committee began a review of the existing severance benefits for executives with Meridian.  Following the review, the Former Compensation Committee recommended that the Former Board adopt a new Executive Severance Plan in order to:

•	Attract and retain executives by providing an appropriate level of financial protection against involuntary job loss through the provisions of post-termination benefits
•	Retain executives through turbulent times and during corporate transaction activity that may create employment and other uncertainty
•	Secure restrictive covenants such as non-compete and non-solicitation following an executive’s termination of employment
•	Avoid individual negotiations, with possible disparate treatment of terminating executives
•	Keep executives focused on pursuing all corporate transaction opportunities that are in the best interests of shareholders, regardless of whether those transactions may result in their own job loss

Employee Stock Purchase Plan – We adopted the California Resources Corporation 2014 Employee Stock Purchase Plan (the “ESPP”), effective January 1, 2015, which provided our employees (including our NEOs) the ability to purchase shares of our common stock at a price equal to 85% of the closing price of a share of our common stock as of either the first day of each offering period or the last day of each offering period, whichever amount was less.

The maximum number of shares of our common stock authorized to be issued pursuant to the ESPP was 1.5 million, subject to adjustment pursuant to the terms of the ESPP. In addition, participants in the ESPP were subject to certain limits on the number of shares that could be purchased in any given year and during any given offering period (a calendar quarter) under the ESPP.

In May 2020, our former Board of Directors terminated the ESPP, with no additional shares to be issued after March 31, 2020.

Corporate Aircraft Use – Executives and directors could use the Company’s fractional interest in aircraft for personal travel, if space was available. The executives and directors reimbursed CRC for personal use of the Company’s fractional interest in aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined annually by the IRS), or income was imputed and the executive or director was reimbursed for related taxes.

CALIFORNIA RESOURCES CORPORATION    40

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Compensation Objectives and Process

The purpose of our executive compensation program is to allow us to attract, retain, motivate and reward high-performing executives to maximize returns to our stockholders.

Executive Compensation Objectives

Our executive compensation objectives are to:

•	Motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, appropriately balancing risk versus potential reward.
•	Provide a high percentage of senior executives’ pay based on performance to ensure the highest level of accountability to stockholders.
•	Offer an opportunity for performance-based pay to provide above market compensation when our performance exceeds our goals balanced by the risk of below market compensation when it does not.
•	Align executive and stockholder interests by focusing our executives on balancing short- and long-term performance of the Company.

Compensation Program Best Practices

Our executive compensation program is designed to incorporate compensation and governance best practices and is overseen by a highly engaged Compensation Committee. Our short-term and long-term incentive plans are primarily performance-based and are intended to align with the short- and long-term best interests of stockholders. The New Compensation Committee has engaged in best practices to further align executive pay with Company performance and to ensure good governance in the following ways:

CALIFORNIA RESOURCES CORPORATION    41

2021 PROXY STATEMENT

Compensation Discussion and Analysis

WHAT WE DO We pay for performance. A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards. We are stockholder-aligned. Annual and long-term incentive awards are based on performance measures that are aligned with the creation of value for our stockholders. A majority of the outstanding long-term incentive awards for our named executive officers are stock-based.  We have “double trigger” change in control provisions. Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs. We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent. We have stock ownership requirements. We maintain stock ownership guidelines for our named executive officers and stock grant delivery mechanics for our directors that require meaningful stock ownership in the Company. We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances. We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.

CALIFORNIA RESOURCES CORPORATION    42

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Role of Compensation Committee

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultants. In its oversight role, the Compensation Committee is responsible for making compensation decisions involving our CEO and other executive officers and evaluating performance for compensatory purposes.

Role of Management

Our Chairman, CEO and Vice President of Compensation and Benefits provided input to the Compensation Committee with respect to executive compensation, key job responsibilities, achievement of performance objectives and compensation program design. We believe these individuals provide helpful support to the Compensation Committee in these areas given their understanding of our business and personnel, compensation programs and competitive environment. The Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation matters and meets in executive session to discuss such matters outside of the presence of our management. During 2020, the Former Compensation Committee held one executive session and the New Compensation Committee held one executive session.

Role of Independent Compensation Consultants

The Former Compensation Committee retained Meridian Compensation Partners (“Meridian”) as its independent compensation consultant in January 2015, after considering all factors relevant to Meridian’s independence from our management and members of our Former Compensation Committee and determining that it was independent and without conflicts of interest under the Securities and Exchange Commission rules and the NYSE Listed Company Manual standards.

In 2020, Meridian was responsible for reviewing our executive compensation program, assisting in the design of our original 2020 annual and long-term incentive programs and providing comparative market data and trends on compensation practices and programs based on an analysis of our peer companies and other factors. Representatives of Meridian participated in three meetings of the Former Compensation Committee during 2020 through October 2020, including an executive session without management. Meridian provided no other services to CRC.

In March 2020, the Former Compensation Committee engaged Alvarez & Marsal North America, LLC (“A&M”) to advise them regarding the Revised 2020 Compensation Program.

The New Compensation Committee retained Lyons Benenson & Company Inc. (“LB&Co”), after considering all factors relevant to LB&Co’s independence from our management and members of our New Compensation Committee and determining that it was independent and without conflicts of interest under the Securities and Exchange Commission rules and the NYSE Listed Company Manual standards. LB&Co advised the New Compensation Committee beginning immediately following our emergence from bankruptcy.

Use of Compensation Data

Over the course of 2020, our Former and New Compensation Committees analyzed the comparative total compensation of our executive officers. To facilitate this analysis, Meridian and LB&Co, respectively, provided the Former and New Compensation Committees, respectively, with comparative Peer Group compensation data that included base salaries, annual incentive opportunities, and long-term incentive opportunities. This information reflected recent publicly available information and other market data. We believe that it provided both our Former and New Compensation Committees with a sufficient basis to analyze the comparative total compensation of our executive officers.

CALIFORNIA RESOURCES CORPORATION    43

2021 PROXY STATEMENT

Compensation Discussion and Analysis

2014 SPIN-OFF √ Occidental determines executive compensation in effect at Spin-off 2015 √ CRC Compensation Committee selects new peer group and designs compensation program 2016 √ Compensation Committee reduces base salaries by 10% during severe downturn √ Compensation Committee applies negative discretion and reduces annual incentive payouts due to severe business conditions √ Compensation Committee reduces long-term incentive grant date values in anticipation of market movement during severe downturn 2017 √ Compensation Committee changes long-term incentive to address retention concerns and equity burn rate with cash-based performance award 2018 √ Compensation Committee selects expanded peer group for 2018 √ Compensation Committee reduces qualitative portion of annual incentive √ Compensation Committee changes long-term performance award to equity-based 2019 √ Compensation Committee reduces number of metrics under Annual Incentive to provide greater focus on key objectives √ Compensation Committee changes long-term performance award metrics to include a relative Total Shareholder Return metric

Stockholder Outreach

Historically, we have regularly requested meetings with several of our stockholders to discuss our governance and executive compensation practices. Due to our restructuring in 2020, we did not do our typical outreach. We received positive feedback on our corporate governance and compensation practices as part of our 2019 stockholder outreach initiative, in particular with regards to the changes we made to our compensation program in 2019, which carried through to our Original 2020 Compensation Program:

WHAT WE HEARD	WHAT WE DID
✓ Stockholders like to see significant proportion of executive compensation aligned with stockholders	✓ Further aligned performance award by changing metrics to include relative total shareholder return
✓ Stockholders would like to see greater proportion of annual incentive based on quantitative measures	✓ Reduced the number of metrics under the annual incentive to provide greater focus on key objectives
✓ Stockholders like to see more detailed disclosure regarding annual incentive payouts	✓ Provided more detailed disclosure regarding payouts under the strategic and individual portion of our annual incentive beginning with the 2018 proxy statement

We will resume reaching out to stockholders to solicit feedback to ensure that our governance and executive compensation practices align with stockholders’ expectations.

Stockholder Approval of Executive Compensation

Our stockholder advisory vote in 2020 on the compensation paid to our NEOs in 2019, resulted in a 92% approval of such compensation. In adjusting our Original 2020 Compensation Program, the Former Compensation Committee considered the results of last year’s advisory vote on executive compensation and many other factors, including the Former Compensation Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by Meridian, the Former Compensation Committee's independent compensation consultant, feedback from our stockholder outreach in late 2019 and review of data relating to pay practices of our compensation peer group.

Our Revised 2020 Compensation Program was included in our Joint Plan of Reorganization and approved by the bankruptcy court.

Other Compensation Matters

Stock Ownership Guidelines

We have minimum stock ownership guidelines for senior executives. The target direct and indirect ownership level for the CEO is six times annual base salary, and for the other NEOs, is three times annual base salary. Executives are expected to attain their required ownership levels within five years of assuming their senior executive role. Due to the cancellation of the Company’s stock upon emergence from bankruptcy in October 2020, executives will have five years from the emergence date to attain the minimum stock holdings.

CALIFORNIA RESOURCES CORPORATION    44

2021 PROXY STATEMENT

Compensation Discussion and Analysis

Clawback Policy

Under the Company’s Compensation Recoupment and Clawback Policy, in the event the Company is required to restate its financial statements, the Company has the right to require in certain circumstances, and to the extent permitted by applicable law, the reimbursement of incentive compensation by a named executive officer whose fraud or misconduct either caused or contributed to the need for such restatement. Such incentive compensation generally includes any cash, equity, equity-based or other award under our long-term incentive plan, or an annual bonus or annual incentive plan of the Company.

Anti-Hedging and Anti-Pledging Policy

Under the Company’s Insider Trading Policy, all directors, officers and employees, including the named executive officers, are prohibited from hedging, buying or selling options, engaging in short sales, or trading prepaid variable forwards, equity swaps, exchange funds, forward-sale contracts, collars or other derivatives or monetizations on Company securities. In addition, all directors, officers and employees, including named executive officers, may not pledge or mortgage Company securities as collateral for a loan, or hold Company securities in a margin account.

Compensation Risk Management

Our compensation programs are designed to motivate and reward our employees for their performance during the current year and over the long term, and for taking appropriate business risks to enhance CRC’s business performance. The Compensation Committee has analyzed CRC’s employee compensation programs and policies and believes that they are not reasonably likely to have a material adverse effect on CRC. CRC’s compensation programs do not encourage unnecessary or excessive risk-taking and any potential risk that the executive compensation program could influence behavior that would be inconsistent with the overall interests of CRC and its stockholders is mitigated by several factors:

•	Target compensation mix utilizes a balance of salary, annual incentives and long-term equity compensation vesting over three years
•	Transparent financial and operational metrics that are readily ascertainable from publicly-filed information
•	External performance metrics, such as relative total shareholder return, for a portion of the long-term performance-based incentive awards
•	Forfeiture and clawback provisions for incentive award compensation in the event of a restatement of our financial statements or violation of CRC’s Code of Business Ethics

Tax Considerations

Together with the Compensation Committee, the Company carefully reviews and takes into account current tax law and regulations as they relate to the design of our compensation programs and related decisions.  Prior to the enactment of tax reform legislation signed into law on December 22, 2017, which was originally known as the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limited a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain NEOs, unless the compensation was performance-based as defined under federal tax laws. Subject to certain transitional rules, the TCJA has repealed the exemption for performance-based compensation from the deduction limitation of Section 162(m) of the Code for taxable years beginning after 2017. The Compensation Committee historically reviewed and considered the deductibility of our executive compensation programs; and provided compensation that was not fully deductible when necessary to retain and motivate certain executive officers and when it was in the best interest of the Company and our stockholders. To the extent compensatory awards are not covered by the transitional rules, the performance-based compensation exception to the deduction limitation under Section 162(m) of the Code will no longer be available to the Company and annual compensation paid to certain executives in excess of $1 million will not be deductible.

CALIFORNIA RESOURCES CORPORATION    45

2021 PROXY STATEMENT

Compensation Committee Report

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2021 Annual Meeting of Stockholders.

Compensation Committee,

James N. Chapman

William B. Roby

Brian Steck

March 9, 2021

CALIFORNIA RESOURCES CORPORATION    46

2021 PROXY STATEMENT

Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table (SCT)

										Total
										Excluding
										Awards
										Granted and
										Forfeited
										During Year,
										Payouts of
										Cash Awards
							Change in			Granted in
							Pension			Prior Years
							Value and			and
							Nonqualified			Payments
						Non-Equity	Deferred			Due to
Name and				Stock	Option	Incentive Plan	Compensation	All Other		NEO's
Principal	Year	Salary	Bonus	Award)	Awards)	Compensation	Earnings	Compensation	Total	Termination
Position		(1)	(2)	(3)	(3)	(4)	(5)	(6)		(7)
Mark A. (Mac) McFarland (8)(9)	2020	$0	$0	$0	$0	$0	$0	$47,529	$47,529	$47,529
Chairman and Interim
Chief Executive Officer
Todd A. Stevens	2020	$824,519	$962,500	$4,860,007	$540,000	$9,843,420	$34,646	$4,455,555	$21,520,647	$10,383,936
Former President and	2019	$875,000	$0	$4,860,022	$540,002	$3,756,250	$34,615	$431,188	$10,497,077	$8,041,827
Chief Executive Officer	2018	$867,308	$0	$4,680,020	$520,008	$1,200,000	$36,953	$430,368	$7,734,657	$7,734,657
Francisco J. Leon (8)	2020	$362,788	$288,750	$900,010	$100,002	$1,677,300	$2,673	$195,898	$3,527,421	$2,317,409
Executive Vice President and
Chief Financial Officer
Marshall D. Smith	2020	$346,154	$600,000	$1,800,009	$200,000	$2,224,674	$10,720	$1,257,914	$6,439,471	$2,853,735
Former Senior Executive	2019	$600,000	$0	$1,800,020	$200,013	$2,073,700	$9,699	$271,941	$4,955,373	$3,692,673
Vice President and	2018	$600,000	$0	$1,710,022	$190,009	$750,000	$7,648	$300,821	$3,558,500	$3,558,500
Chief Financial Officer
Charles F. Weiss (10)	2020	$414,615	$374,000	$1,035,003	$115,003	$2,127,395	$15,441	$255,323	$4,336,780	$2,746,773
Executive Vice President–	2019	$440,000	$0	$1,035,024	$115,009	$1,216,575	$15,159	$181,850	$3,003,617	$2,267,042
Public Affairs	2018	$437,692	$0	$990,030	$110,010	$425,000	$16,982	$188,979	$2,168,693	$2,168,693
Shawn M. Kerns	2020	$400,481	$382,500	$1,057,509	$117,502	$2,004,078	$13,094	$253,438	$4,228,602	$2,773,591
Executive Vice President–	2019	$421,154	$0	$1,057,538	$117,508	$958,945	$13,101	$165,194	$2,733,440	$2,291,495
Operations and Engineering	2018	$393,077	$0	$1,035,018	$115,010	$450,000	$12,679	$152,817	$2,158,601	$2,158,601
Darren Williams (10)	2020	$424,038	$405,000	$990,004	$110,001	$2,014,030	$6,652	$267,718	$4,217,443	$2,717,438
Executive Vice President–	2019	$450,000	$0	$990,019	$110,010	$1,223,194	$5,958	$184,374	$2,963,555	$2,288,361
Exploration and Development	2018	$450,000	$0	$945,005	$105,010	$510,000	$4,666	$200,368	$2,215,049	$2,215,049

(1)	Amounts shown for 2020 reflect a 37.5% reduction in base salary for a two-month period in April-May.
(2)

The amounts shown for 2020 are the Retention Bonus Awards granted and paid in May 2020 to replace the previously approved annual incentive and stock-based incentive compensation program for 2020 with an entirely cash-based incentive program. The awards were subject to repayment by the recipient upon certain terminations of employment prior to the earlier of 18 months from the grant date or the Company’s emergence from the Chapter 11 case, which was satisfied with the Company’s successful emergence from bankruptcy during October 2020.

(3)

The amounts shown for 2020 reflect awards granted in 2020 that were forfeited by the NEOs in May 2020 upon acceptance of the Quarterly Incentive Award reflected in the Non-Equity Incentive Plan Compensation amount and the Retention Bonus Award reflected in the Bonus amount.  See the Grants of Plan-Based Awards Table below for detail regarding the 2020 awards. As required by the SEC rules, the amounts shown represent the grant date fair value of the awards granted in that year as computed in accordance with U.S. generally accepted accounting principles (GAAP) and Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, as more fully described in Note 14 Stock-Based Compensation to CRC’s Consolidated Financial Statements in the Form 10-K for each of the years ended December 31. Awards reported in the Stock Awards column reflect the value of both time-vested restricted stock units and performance-vested performance stock units. The ultimate payout value may have been significantly more or less than the amount shown in the table, depending on the value of CRC stock on the award certification date. For performance stock units, there was a possibility of no payout depending on the outcome of the performance criteria. All outstanding stock and option awards were cancelled upon the Company’s emergence from bankruptcy in October 2020.

CALIFORNIA RESOURCES CORPORATION    47

2021 PROXY STATEMENT

Executive Compensation Tables

(4)

The amounts shown for 2020 include the Quarterly Incentive Awards, which were paid in the quarter following the quarter in which they were earned. The amounts shown for 2019 and 2018 include the Annual Incentive Award, which were paid in the first quarter of the year following the year in which they were earned. Also, for 2020 and 2019, the amounts include the payouts under the 2017 and 2016 Performance Incentive Awards (PIAs), respectively, based on performance during the periods 2017 – 2019 and 2016 – 2018, respectively, as shown in the table below.

Name	Year	Quarterly or Annual Incentive Award	PIA Award Payout
Mark A. (Mac) McFarland	2020	$0	$0
Todd A. Stevens	2020	$7,923,420	$1,920,000
	2019	$1,301,000	$2,455,250
	2018	$1,200,000	$0
Francisco J. Leon	2020	$1,467,300	$210,000
Marshall D. Smith	2020	$1,464,674	$811,000
	2019	$811,000	$1,262,700
	2018	$750,000	$0
Charles F. Weiss	2020	$1,687,395	$440,000
	2019	$480,000	$736,575
	2018	$425,000	$0
Shawn M. Kerns	2020	$1,724,078	$280,000
	2019	$517,000	$441,945
	2018	$450,000	$0
Darren Williams	2020	$1,614,030	$400,000
	2019	$548,000	$675,194
	2018	$510,000	$0
(5)

The amounts shown are the portion of each executive’s interest credited on nonqualified deferred compensation plan balances that was in excess of 120% of the long-term applicable federal rate, compounded monthly, as prescribed under Section 1274(d) of the Code.

(6)	The following table shows “All Other Compensation” amounts for 2020.

All Other Compensation

	Mr.	Mr.	Mr.	Mr.	Mr.	Mr.	Mr.
	McFarland	Stevens	Leon	Smith	Weiss	Kerns	Williams
Qualified Plan(a)	$—	$37,500	$24,096	$37,500	$37,500	$37,500	$37,500
Supplemental Plan(b)	$—	$568,967	$169,111	$324,177	$205,996	$212,254	$227,627
Personal Benefits	$0	$32,384	(c) $2,691	(d) $10,511	(d) $11,826	(e) $3,684	(d) $2,591 (d)
Unused Accrued Vacation	$0	$141,704	$0	$103,846	$0	$0	$0
Severance Benefits	$0	$3,675,000	$0	$781,880	$0	$0	$0
Director Fees Paid in Cash	$47,529	$0	$0	$0	$0	$0	$0
Total	$47,529	$4,455,555	$195,898	$1,257,914	$255,322	$253,438	$267,718

(a)	The amount shown reflects the Company matching and retirement contributions to the qualified defined contribution savings plan–the California Resources Corporation Savings Plan (the “Qualified Plan”).
(b)

The amount shown is the Company contributions to the nonqualified defined contribution plan–the California Resources Corporation Supplemental Savings Plan (the “Supplemental Plan”), which restores amounts limited by IRS limits on the Qualified Plan.

(c)	Includes tax preparation and financial counseling ($31,105) and excess liability insurance.
(d)	Includes tax preparation and financial counseling and excess liability insurance.
(e)	Includes tax preparation and financial counseling ($11,135) and excess liability insurance.
(7)

This supplemental total is not intended to replace the SCT Total amount.  Rather, it is intended to illustrate the final compensation decisions made for the applicable year.  It excludes from the Total column amount stock awards and option awards that were granted in February 2020 and forfeited in May 2020 upon acceptance of the Quarterly Incentive Award and Retention Bonus Award, which are included in the Non-Equity Incentive Compensation and Bonus amounts, respectively; 2017 and 2016 Performance Incentive Awards that were granted in 2017 and 2016, respectively, but paid in cash in 2020 and 2019, respectively, as included in the Non-Equity Incentive Compensation amount; and severance pay and unused accrued vacation paid on account of the NEO’s termination of employment during the applicable year, as included in the All Other Compensation amount.

(8)	Messrs. McFarland and Leon were not NEOs in 2019 or 2018. Compensation paid for years in which the executive was not an NEO are not disclosed in the SCT.
(9)

Mr. McFarland had an Interim CEO Agreement with the Company under which the Company paid a fee of $175,000 per month, beginning in January 2021, for his services as Interim CEO.  Under the terms of the agreement, he received no cash compensation for his role as Chairman of the Board while he was serving as Interim CEO, but remained eligible to receive a director emergence equity grant.  On March 22, 2021, the Company announced that Mr. McFarland had been named President and CEO, dropping the interim title, in addition to his role as Chairman of the Board.

(10)

Messrs. Weiss and Williams terminated employment in January 2021 as part of the Company’s realignment following emergence from bankruptcy and received severance pay according to the terms of the Company’s Notice and Severance Pay Plan.

CALIFORNIA RESOURCES CORPORATION    48

2021 PROXY STATEMENT

Executive Compensation Tables

Grants of Plan-Based Awards

The table below summarizes the following plan-based awards granted in 2020 to our NEOs: Annual Incentive Awards, Restricted Stock Unit Awards (“RSU”), Performance Stock Unit Awards (“PSU”), Stock Option Awards (“Options”), all of which were subsequently forfeited with no payout and replaced by the Quarterly Incentive Awards and Retention Bonus Awards in May 2020. The Quarterly Incentive Awards and Retention Bonus Awards granted in 2020 to our NEOs are also reflected in the table.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
								Number of	Number of	or Base	Fair Value
		Estimated Future Payouts			Estimated Future Payouts			Shares of	Securities	Price of	of Stock and
		Under Non-Equity Incentive			Under Equity Incentive			Stock	Underlying	Option	Option
		Plan Awards			Plan Awards			or Units	Options	Awards	Awards
Name /	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Type of Grant	Date	($)	($)	($)	(# Shares)	(# Shares)	(# Shares)	(# Shares)	(# Shares)	($)	($)
Mark A. (Mac) McFarland
None
Todd A. Stevens
Annual Incentive(1)		$16,074	$962,500	$1,925,000
RSU(2)	2/18/2020							348,388			$2,160,006
PSU(3)	2/18/2020				108,871	435,484	870,968				$2,700,001
Options(4)	2/18/2020								163,142	$6.82	$540,000
Quarterly Incentive(5)		$2,700,000	$5,400,000	$8,100,000
Retention Bonus(6)			$962,500
Francisco J. Leon
Annual Incentive(1)		$4,822	$288,750	$577,500
RSU(2)	2/18/2020							64,517			$400,005
PSU(3)	2/18/2020				20,162	80,646	161,292				$500,005
Options(4)	2/18/2020								30,212	$6.82	$100,002
Quarterly Incentive(5)		$500,000	$1,000,000	$1,500,000
Retention Bonus(6)			$288,750
Marshall D. Smith
Annual Incentive(1)		$10,020	$600,000	$1,200,000
RSU(2)	2/18/2020							129,033			$800,005
PSU(3)	2/18/2020				40,323	161,291	322,582				$1,000,004
Options(4)	2/18/2020								60,423	$6.82	$200,000
Quarterly Incentive(5)		$1,000,000	$2,000,000	$3,000,000
Retention Bonus(6)			$600,000
Charles F. Weiss
Annual Incentive(1)		$6,246	$374,000	$748,000
RSU(2)	2/18/2020							74,194			$460,003
PSU(3)	2/18/2020				23,186	92,742	185,484				$575,000
Options(4)	2/18/2020								34,744	$6.82	$115,003
Quarterly Incentive(5)		$575,000	$1,150,000	$1,725,000
Retention Bonus(6)			$374,000
Shawn M. Kerns
Annual Incentive(1)		$6,388	$382,500	$765,000
RSU(2)	2/18/2020							75,807			$470,003
PSU(3)	2/18/2020				23,690	94,759	189,518				$587,506
Options(4)	2/18/2020								35,499	$6.82	$117,502
Quarterly Incentive(5)		$587,500	$1,175,000	$1,762,500
Retention Bonus(6)			$382,500
Darren Williams
Annual Incentive(1)		$6,764	$405,000	$810,000
RSU(2)	2/18/2020							70,968			$440,002
PSU(3)	2/18/2020				22,178	88,710	177,420				$550,002
Options(4)	2/18/2020								33,233	$6.82	$110,001

CALIFORNIA RESOURCES CORPORATION    49

2021 PROXY STATEMENT

Executive Compensation Tables

Quarterly Incentive(5)	$550,000	$1,100,000	$1,650,000
Retention Bonus(6)		$405,000

(1)

Payout of the Annual Incentive Award was intended to range from 0% to 200% of target. Threshold amounts shown at 1.67% of target, calculated based on threshold payout of the lowest weighted performance metric under the award. The Annual Incentive Award was cancelled with no payout and replaced by the Quarterly Incentive Award and Retention Bonus Award in May 2020.

(2)

The amounts shown represent the estimated grant date fair value of the units granted as computed in accordance with FASB ASC Topic 718, as more fully described in Note 14 Stock-Based Compensation to CRC’s Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2020. The units were to vest ratably over the three-year period beginning on the grant date. The RSU awards were forfeited by the executives in May 2020 upon acceptance of the Quarterly Incentive Award and Retention Bonus Award.

(3)

Payouts under the Performance Stock Unit award were intended to range from 0% to 200% of target based on performance during the three-year period from January 1, 2020 through December 31, 2022. The threshold amount is shown at 25% of target, calculated based on threshold payout under one of the two performance metrics under the award. The PSU Awards were scheduled to vest on February 17, 2023. The PSU awards were forfeited by the executives in May 2020 upon acceptance of the Quarterly Incentive Award and Retention Bonus Award.

(4)

The Option Awards had an exercise price that was 10% higher than the price on the grant date. The amounts shown represent the estimated grant date fair value of the options granted as computed in accordance with FASB ASC Topic 718, as more fully described in Note 14 to CRC’s Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2020. The Option awards were forfeited by the executives in May 2020 upon acceptance of the Quarterly Incentive Award and Retention Bonus Award.

(5)

The Quarterly Incentive Award was granted in May 2020 to replace the previously granted 2020 annual incentive and stock-based awards with an entirely cash-based award program.  Cumulative payouts under the Quarterly Incentive Award ranged from 50% to 150% of the target incentive amount.

(6)

The Retention Bonus Award was granted in May 2020 to replace the previously granted 2020 annual incentive and stock-based awards with an entirely cash-based award program.  Payout under the Retention Bonus Award was made in May 2020 and was subject to repayment by the executive upon certain terminations of employment prior to the earlier of 18 months or the company’s emergence from bankruptcy.

Outstanding Equity Awards at December 31, 2020

There were no outstanding equity awards as of December 31, 2020, since executives forfeited equity awards granted in 2020 upon acceptance of the cash-based Quarterly Incentive Awards and Retention Awards in May 2020 and all outstanding equity awards granted prior to 2020 were cancelled upon the company’s emergence from the Chapter 11 case in October 2020.

Option Exercises and Stock Vested in 2020

The following table summarizes, for our NEOs, the CRC option and stock awards exercised or vested during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark A. (Mac) McFarland	0	$0	0	$0
Todd A. Stevens	0	$0	113,501	$734,612
Francisco J. Leon	0	$0	15,139	$97,128
Marshall D. Smith	0	$0	42,932	$278,066
Charles F. Weiss	0	$0	24,808	$160,692
Shawn M. Kerns	0	$0	21,781	$140,403
Darren Williams	0	$0	23,249	$150,509

(1)	The amounts shown represent the product of the number of shares acquired on vesting and the closing price on the vesting date.

CALIFORNIA RESOURCES CORPORATION    50

2021 PROXY STATEMENT

Executive Compensation Tables

2020 Nonqualified Deferred Compensation Table

The following table sets forth for 2020 the contributions, earnings, withdrawals and balances under the SSP, SRP II and the DCP in which the NEOs participated. The NEOs were fully vested in their respective aggregate balances shown below, which include amounts CRC assumed from our former parent Occidental Petroleum Corporation’s plans. For additional information relating to these plans, see “Nonqualified Defined Contribution Plans” and “Nonqualified Deferred Compensation Plan,” above.

					Aggregate
		Executive	Company	Aggregate	Withdrawals/	Aggregate
		Contributions	Contributions	Earnings	Distributions	Balance
		2020	in 2020	in 2020	in 2020	at 12/31/2020
Name	Plan	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
Mark A. (Mac) McFarland (6)	SSP	$0	$0	$0	$0	$0
Todd A. Stevens	SSP	$0	$568,967	$44,378	$0	$2,345,684
	SRP II	$0	$0	$34,981	$0	$1,338,622
	DCP	$0	$0	$27,018	$21,681	$1,028,885
Francisco J. Leon	SSP	$0	$169,111	$7,688	$0	$485,962
	SRP II	$0	$0	$4,065	$0	$155,542
Marshall D. Smith	SSP	$0	$324,177	$30,572	$0	$1,541,704
	SRP II	$0	$0	$532	$0	$20,391
Charles F. Weiss	SSP	$0	$205,996	$16,564	$0	$866,802
	SRP II	$0	$0	$31,184	$0	$1,193,318
Shawn M. Kerns	SSP	$0	$212,254	$13,328	$0	$749,509
	SRP II	$0	$0	$10,911	$0	$417,537
Darren Williams	SSP	$0	$227,627	$19,079	$0	$988,741
	SRP II	$0	$0	$202	$0	$7,751

(1)	No employee contributions are permitted in the SSP or SRP II. None of the NEOs elected to defer compensation under the DCP for 2020.
(2)	Amounts represent Company contributions to the SSP and are reported under “All Other Compensation” in the Summary Compensation Table for 2020.
(3)

The amounts reported in this column represent aggregate interest as provided in the plans that accrued during 2020 and include excess earnings which are reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table for 2020.

(4)	Distribution made in March 2020 in accordance with a specified age election described under “Nonqualified Deferred Compensation Plan” above.
(5)

The amounts reported in this column reflect the total balance of the NEO’s accounts in the plans as of December 31, 2020. The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. McFarland - $0; Mr. Stevens - $2,778,035; Mr. Leon - $171,784; Mr. Smith - $1,473,735; Mr. Weiss - $872,999; Mr. Kerns - $535,821; Mr. Williams - $942,361.

(6)	Mr. McFarland was not an employee and, therefore, not eligible to participate in the SSP.

Potential Payments upon Termination or Change in Control

Summary

Payments and other benefits payable to NEOs in various termination circumstances and a change in control were subject to certain policies, plans and agreements. Following is a summary of the material terms of these arrangements.

Under our Notice and Severance Pay Plan (the “NSPP”), executives terminated by the Company without cause or by the executive with good reason, as defined by the NSPP, were eligible for 12 – 30 months of base salary and target annual incentive continuation, depending on the employee’s position and the nature of the termination, and continued health care coverage for the duration of the severance period at the active employee rate.

Except as described in this summary and below under “Potential Payments,” we did not have any other agreements or plans in effect at the end of 2020 that would have required us to provide compensation to our NEOs in the event of a termination of employment or a change in control.

CALIFORNIA RESOURCES CORPORATION    51

2021 PROXY STATEMENT

Executive Compensation Tables

Potential Payments

In the discussion that follows, payments and other benefits that would have been payable upon various terminations and change in control situations are set out as if the conditions for payments had occurred and the terminations took place on December 31, 2020, and reflect the terms of applicable plans then in effect. None of our NEOs had employment or service agreements, other than Mr. McFarland, for his independent contractor role as Interim CEO. The amounts set forth below are estimates of the amounts that would have been paid to each NEO upon his termination. The disclosures below do not take into consideration any requirements under Section 409A of the Code, which could have affected, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available on a non-discriminatory basis to all full-time salaried employees when their employment terminates, are not included in the amounts shown below:

•	Life insurance proceeds equal to two times base salary, payable on death as was available to all eligible employees.
•	Payout of unused accrued vacation.

The following is a summary of the payments and benefits each of our NEOs, other than Mr. Stevens and Mr. Smith, would have been entitled to receive if the event specified occurred as of December 31, 2020.

		Termination by
		Executive
	Termination	Without
	Without Cause or	Good Reason	Termination	Change in
	Termination by	or	Due to	Control with
	Executive with	Termination	Death or	Termination
Benefits and Payments Upon Termination	Good Reason	for Cause	Disability	as Result
Mark A. (Mac) McFarland
Quarterly Incentive Award(1)	$0	$0	$0	$0
Severance(1)	$0	$0	$0	$0
Francisco J. Leon
Quarterly Incentive Award(3)	$492,300	$0	$492,300	$492,300
Severance	$1,010,625	$0	$0	$1,347,500
Charles F. Weiss (2)
Quarterly Incentive Award(3)	$566,145	$0	$566,145	$566,145
Severance	$1,221,000	$0	$0	$1,628,000
Shawn M. Kerns
Quarterly Incentive Award(3)	$578,453	$0	$578,453	$578,453
Severance	$1,211,250	$0	$0	$1,615,000
Darren Williams (2)
Quarterly Incentive Award(3)	$541,530	$0	$541,530	$541,530
Severance	$1,282,500	$0	$0	$1,710,000

(1)	Mr. McFarland was not an employee of the company on December 31, 2020, and, therefore, was not eligible to receive Severance benefits or the Quarterly Incentive Award.

(2)

Messrs. Weiss and Williams were subsequently terminated without cause in January 2021.  Actual amounts received by them are the same as the amounts shown in the “Termination Without Cause or Termination by Executive with Good Reason” column in the table above.

(3)

The Quarterly Incentive Award provided for a pro rata payout in the event of death or disability at any time during the performance period and in the event of termination without cause or termination by the executive with good reason. Amount shown is the Quarterly Incentive Award that would have been payable, based on the amounts that were approved by the Compensation Committee as disclosed in the Summary Compensation Table.

CALIFORNIA RESOURCES CORPORATION    52

2021 PROXY STATEMENT

Executive Compensation Tables

Upon his termination of employment on December 31, 2020, Mr. Stevens received 24 months of severance ($3,675,000), his Quarterly Incentive Award for the quarter ending December 31, 2020 ($2,658,420), payout of unused accrued vacation ($141,704), up to $30,000 of reimbursement for his 2020 tax preparation, and continued health coverage at active employee rates for up to 24 months.

Upon his termination of employment on August 15, 2020, Mr. Smith received 18 months of severance ($721,880), a pro rata portion of his Quarterly Incentive Award for the quarter ending September 30, 2020 ($464,674), payout of unused accrued vacation ($103,846), consulting fees for two months totaling $60,000, and continued health coverage at active employee rates for up to 18 months.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of our CEO.

For 2020, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $147,214.
•

The annual total compensation of the two individuals who served as our CEO, as reported in the Summary Compensation Table above, was $21,568,176 ($47,529 for Mr. McFarland and $21,520,647 for Mr. Stevens).

•	Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 147 to 1.

For purposes of this Pay Ratio Disclosure, we have combined the compensation for Messrs. McFarland and Stevens, as they both served as our CEO during 2020.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2020 (which is the date we chose to identify our median employee), our employee population consisted of approximately 1,100 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2021 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal workers.

•

We used the total compensation reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020 as a consistently applied compensation measure to identify our median employee. We did not make any assumptions, adjustments, or estimates with respect to the W-2 wages, and we did not annualize the compensation for any employees that were not employed by us for all of 2020. We believe the use of W-2 wages, as applicable, is the most appropriate compensation measure since it includes the total taxable compensation received by our employees in 2020.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

CALIFORNIA RESOURCES CORPORATION    53

2021 PROXY STATEMENT

Executive Compensation Tables

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2020 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $147,214.

•

With respect to the annual total compensation of our CEO, we used the aggregate amount reported in the “Total” column of our 2020 Summary Compensation Table for Mr. McFarland, who served as our Interim CEO on December 31, 2020, and for Mr. Stevens, who served as our CEO for the entire year, included on page 47 and incorporated by reference under Item 11 of Part III of our Annual Report. The total compensation for Mr. Stevens includes several unusual items – accrued severance, payout of unused accrued vacation, incentive awards that were granted but forfeited during 2020 and payout of a cash-based incentive award from a prior year – all of which we would not anticipate to be included in CEO total compensation in future years.

This pay ratio is calculated in a manner consistent with SEC rules. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies – including companies in our peer group – may not be comparable to the pay ratio reported above. Other companies may have different employment and compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

CALIFORNIA RESOURCES CORPORATION    54

2021 PROXY STATEMENT

Director Compensation

Director Compensation

Program Objectives

Our director compensation program is designed to be consistent with the programs of our Peer Group.  The following matters were considered important to development of our director compensation program:

•	Market practices of our peer companies.
•	The need to recruit and retain independent directors.

Original Program Elements

The elements of our outside director compensation program that were approved by the former Board for the one-year period beginning May 1, 2019 were as follows:

•	An annual cash board retainer of $90,000, paid in equal monthly installments.
•	An additional annual cash retainer of $100,000 for our Chairman.
•	An additional annual cash retainer of $25,000 for the Lead independent director.
•	An additional annual cash retainer of $20,000 for the audit and compensation committee chairpersons and $15,000 for the other committee chairpersons.
•	An annual equity grant of our common stock with a value of $175,000 on the grant date.
•

A stock ownership guideline of five times the annual cash board retainer applies to outside directors who are expected to attain this target ownership level within five years of election to our Board of Directors.

Program Elements During Restructuring

In April 2020, the former Board approved changes to the outside director compensation program, in response to the Company’s financial situation and restructuring.  The new program did not include an equity award; instead, the prior program’s equity grant date value was added to the cash retainer.  The new program provided for quarterly payments and was effective May 1, 2020, as follows:

•	Retainer of $66,250 paid in cash quarterly in advance beginning May 1
•	Board Leadership fees as follows, paid quarterly in advance:
•	Committee chairperson – $5,000 per quarter for Compensation and Audit and $3,750 per quarter for Nominating & Governance and Operations & Sustainability
•	Lead independent director – $6,250 per quarter
•	Chairman of the Board – $25,000 per quarter
•

Beginning May 1 and during the period of the Company’s restructuring, Special Meeting fees of $2,000 per meeting paid quarterly in arrears (i.e., Aug 1, Nov 1, Feb 1, May 1) to non-employee Directors who participate in meetings related to the restructuring, as determined by the Chairman of the Board in consultation with the General Counsel.

Such meetings needed to meet these criteria:

•	Last for at least one hour in duration (including reasonable prep time)
•	Agenda relates principally to restructuring matters
•	Can be virtual (telephonic) or in person

The Special Meeting fees terminated upon our emergence from bankruptcy.

CALIFORNIA RESOURCES CORPORATION    55

2021 PROXY STATEMENT

Director Compensation

New Program Elements Following Emergence from Bankruptcy

In December 2020, the new Board adopted a new outside director compensation program effective retroactive to the emergence date, based on a review of the director compensation programs of our 2021 Peer Companies provided by LB&Co.  The elements of the new program are as follows:

•	An annual cash retainer of $125,000 ($250,000 for the Chairman) paid on a quarterly basis in advance.
•	An annual equity retainer with a grant date value of $200,000 beginning in 2022.
•

A one-time emergence equity grant that was made in January 2021, which vests ratably over three years, but vested shares are not delivered to the director until six months after the end of Board service.

•	Board Leadership annual fees as follows, paid on a quarterly basis in advance:
•	Committee chairperson (Audit, Operations & Sustainability, Special Committees) – $31,000
•	Committee chairperson (Compensation and Nominating & Governance) – $22,000
•	Committee member (Audit, Operations & Sustainability, Special Committees) – $16,000
•	Committee member (Compensation and Nominating & Governance) – $11,000
•	Lead independent director – $50,000

2020 Compensation of Directors

The following table sets forth the total compensation for 2020 for each of the non-employee directors who served in 2020, other than Mr. McFarland, who is included in the Summary Compensation Table due to his concurrent role as Interim CEO:

	Fees Earned or Paid in		Change in Pension Value and Nonqualified Deferred	Other
Name	Cash	Stock Awards (1)	Compensation (2)	Compensation (3)	Total
NEW DIRECTORS
Douglas E. Brooks	$26,915	$—	$—	$—	$26,915
Tiffany (TJ) Thom Cepak	$30,532	$—	$—	$—	$30,532
James N. Chapman	$33,072	$—	$—	$—	$33,072
Julio M. Quintana	$27,819	$—	$—	$—	$27,819
William B. Roby	$31,986	$—	$—	$—	$31,986
Brian Steck	$30,893	$—	$—	$—	$30,893
FORMER DIRECTORS
William E. Albrecht	$277,833	$—	$2,016	$—	$279,849
Justin A. Gannon	$211,167	$—	$—	$—	$211,167
Harold M. Korell	$38,333	$—	$—	$—	$38,333
Harry T. McMahon	$211,167	$—	$—	$—	$211,167
Richard W. Moncrief	$195,000	$—	$—	$—	$195,000
Avedick B. Poladian	$190,500	$—	$—	$—	$190,500
Anita M. Powers	$182,500	$—	$—	$—	$182,500
Laurie A. Siegel	$181,000	$—	$—	$—	$181,000
Robert V. Sinnott	$199,000	$—	$—	$28,000	$227,000

(1)

There were no stock awards granted to the non-employee directors during 2020. In January 2021, the Board approved emergence grants of restricted stock units for the non-employee directors, including Mr. McFarland.

(2)

Amount shown is the portion of interest credited in 2020 on nonqualified deferred compensation balances that was in excess of 120% of the long-term applicable federal rate, compounded monthly, as prescribed under Section 1274(d) of the Code.

(3)	Amounts attributable solely to charitable matching gifts.

CALIFORNIA RESOURCES CORPORATION    56

2021 PROXY STATEMENT

 Stock Ownership Information

Stock Ownership Information

Security Ownership of Directors, Management and Certain Beneficial Holders

The following table sets forth certain information regarding beneficial ownership of common stock as of March 15, 2021 (unless otherwise indicated) of (1) each person known by us to own beneficially more than 5% of our outstanding common stock (based on Schedule 13G or Schedule 13D filings with the SEC), (2) our NEOs (as defined herein), (3) each of our directors and director nominees, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Amount of	Percent of
Name and Address of Beneficial Owner (1)	Beneficial Ownership	Class (2)
GoldenTree Asset Management LP (3)	19,882,817	23.9%
FMR LLC (4)	18,628,608	22.3%
Ares Management LLC (5)	17,324,848	20.8%
JB Investors, LLC (6)	6,728,078	8.08%
Douglas E. Brooks	—	*
Tiffany (TJ) Thom Cepak	—	*
James N. Chapman	—	*
Mark A. (Mac) McFarland	—	*
Julio M. Quintana	—	*
William B. Roby	—	*
Brian Steck	—	*
Shawn M. Kerns	—	*
Francisco L. Leon	—	*
Marshall D. Smith	—	*
Todd A. Stevens	2,500	*
Charles F. Weiss	—	*
Darren Williams	—	*
Executive officers and directors as a group (consisting of 14 persons)	2,500	*
*	Less than 1%.
(1)	Unless otherwise noted below, the address for each beneficial owner is c/o California Resources Corporation, 27200 Tourney Road, Suite 200, Santa Clarita, California 91355.
(2)	Except as otherwise noted below, based on total shares outstanding of 83,319,660 as of March 15, 2021.
(3)

Based on a Schedule 13D/A filed with the SEC on November 10, 2020 by GoldenTree Asset Management LP (“GoldenTree”). GoldenTree has shared voting power and shared dispositive power with respect to 19,882,817 shares of common stock, which included 475,556 shares of common stock that would be issued upon the exercise of outstanding warrants. In this Schedule 13D, GoldenTree states that its managing member, Steven A. Tananbaum, has an aggregate beneficial ownership of 19,882,817 shares of common stock or 23.9% of the class, and shared voting power with respect to 19,882,817 shares of common stock, and shared dispositive power with respect to 19,882,817 shares of common stock.  GoldenTree also states that its subsidiary, GoldenTree Asset Management LLC, has an aggregate beneficial ownership of 19,882,817 shares of common stock or 23.9% of the class, and shared voting power with respect to 19,882,817 shares of common stock, and shared dispositive power with respect to 19,882,817 shares of common stock. GoldenTree also states that its subsidiary, GoldenTree Distressed Master Fund III LTD, has an aggregate beneficial ownership of 5,245,348 shares of common stock or 6.3% of the class, and shared voting power with respect to 5,245,348 shares of common stock, and shared dispositive power with respect to 5,245,348 shares of common stock. GoldenTree’s address is 300 Park Avenue, 21st Floor, New York, New York 10022.

(4)

Based on a Schedule 13G filed with the SEC on February 8, 2021 by FMR LLC (“Fidelity”). Fidelity has (i) sole voting power with respect to 3,006,044 shares of common stock, and (ii) sole dispositive power with respect to 18,628,608 shares of common stock. In this Schedule 13G, Fidelity states that its director, chairman and CEO, Abigail P. Johnson, has an aggregate beneficial ownership of 18,628,608 shares of common stock or 22.273% of the class, and has sole dispositive power with respect to 18,628,608 shares of common stock.  Fidelity also states that its subsidiary, Fidelity Capital & Income Fund, has an aggregate beneficial ownership of 6,065,715 shares of our common stock or 7.252% of the class, and has sole voting power with respect to 6,065,715 shares of common stock. Fidelity’s address is 245 Summer Street, Boston, Massachusetts 02210.

CALIFORNIA RESOURCES CORPORATION    57

2021 PROXY STATEMENT

 Stock Ownership Information

(5)

Based on a Schedule 13D filed with the SEC on November 6, 2020 by Ares Management LLC (“Ares”). Ares has shared voting power with respect to 17,324,848 shares of common stock, and shared dispositive power with respect to 17,324,848 shares of common stock. In this Schedule 13D, Ares states that its subsidiary, AF V Energy IV AIV 1A, L.P., has an aggregate beneficial ownership of 790,194 shares of common stock or 1.0% of the class, and shared voting power with respect to 790,194 shares of common stock, and shared dispositive power with respect to 790,194 shares of common stock.  Ares also states that its subsidiary, AF V Energy IV AIV 1B, L.P., has an aggregate beneficial ownership of 2,901,771 shares of common stock or 3.5% of the class, and shared voting power with respect to 2,901,771 shares of common stock, and shared dispositive power with respect to 2,901,771 shares of common stock. Ares also states that its subsidiary, AF V Energy IV AIV 2, L.P., has an aggregate beneficial ownership of 2,958,809 shares of common stock or 3.6% of the class, and shared voting power with respect to 2,958,809 shares of common stock, and shared dispositive power with respect to 2,958,809 shares of common stock. Ares also states that its subsidiary, AEOF ECR AIV A-B, L.P., has an aggregate beneficial ownership of 1,894,861 shares of common stock or 2.3% of the class, and shared voting power with respect to 1,894,861 shares of common stock, and shared dispositive power with respect to 1,894,861 shares of common stock. Ares also states that its subsidiary, AEOF ECR AIV A-B, L.P., has an aggregate beneficial ownership of 1,894,861 shares of common stock or 2.3% of the class, and shared voting power with respect to 1,894,861 shares of common stock, and shared dispositive power with respect to 1,894,861 shares of common stock. Ares also states that its subsidiary, AEOF ECR AIV C, L.P., has an aggregate beneficial ownership of 804,524 shares of common stock or 1.0% of the class, and shared voting power with respect to 804,524 shares of common stock, and shared dispositive power with respect to 804,524 shares of common stock. Ares also states that its subsidiary, AF Energy Feeder, L.P., has an aggregate beneficial ownership of 5,815,182 shares of common stock or 7.0% of the class, and shared voting power with respect to 5,815,182 shares of common stock, and shared dispositive power with respect to 5,815,182 shares of common stock. Ares also states that its subsidiary, ACOF Investment Management LLC, has an aggregate beneficial ownership of 15,165,341 shares of common stock or 18.2% of the class, and shared voting power with respect to 15,165,341 shares of common stock, and shared dispositive power with respect to 15,165,341 shares of common stock. Ares also states that its subsidiary, SSF IV Energy I AIV 1A, L.P., has an aggregate beneficial ownership of 645,985 shares of common stock or 0.8% of the class, and shared voting power with respect to 645,985 shares of common stock, and shared dispositive power with respect to 645,985 shares of common stock. Ares also states that its subsidiary, SSF IV Energy I AIV 1B, L.P., has an aggregate beneficial ownership of 575,926 shares of common stock or 0.7% of the class, and shared voting power with respect to 575,926 shares of common stock, and shared dispositive power with respect to 575,926 shares of common stock. Ares also states that its subsidiary, SSF IV Energy I AIV 2, L.P., has an aggregate beneficial ownership of 937,596 shares of common stock or 1.1% of the class, and shared voting power with respect to 937,596 shares of common stock, and shared dispositive power with respect to 937,596 shares of common stock. Ares also states that its subsidiary, ASSF Operating Manager IV, L.P., has an aggregate beneficial ownership of 2,159,507 shares of common stock or 2.6% of the class, and shared voting power with respect to 2,159,507 shares of common stock, and shared dispositive power with respect to 2,159,507 shares of common stock. Ares also states that its subsidiary, Ares Management Holdings L.P., has an aggregate beneficial ownership of 17,324,848 shares of common stock or 20.8% of the class, and shared voting power with respect to 17,324,848 shares of common stock, and shared dispositive power with respect to 17,324,848 shares of common stock. Ares also states that its subsidiary, Ares Holdco LLC, has an aggregate beneficial ownership of 17,324,848 shares of common stock or 20.8% of the class, and shared voting power with respect to 17,324,848 shares of common stock, and shared dispositive power with respect to 17,324,848 shares of common stock. Ares also states that its subsidiary, Ares Holdings Inc., has an aggregate beneficial ownership of 17,324,848 shares of common stock or 20.8% of the class, and shared voting power with respect to 17,324,848 shares of common stock, and shared dispositive power with respect to 17,324,848 shares of common stock. Ares also states that its subsidiary, Ares Management Corp., has an aggregate beneficial ownership of 17,324,848 shares of common stock or 20.8% of the class, and shared voting power with respect to 17,324,848 shares of common stock, and shared dispositive power with respect to 17,324,848 shares of common stock. Ares also states that its subsidiary, Ares Voting LLC, has an aggregate beneficial ownership of 17,324,848 shares of common stock or 20.8% of the class, and shared voting power with respect to 17,324,848 shares of common stock, and shared dispositive power with respect to 17,324,848 shares of common stock. Ares also states that its subsidiary, Ares Management GP LLC, has an aggregate beneficial ownership of 17,324,848 shares of common stock or 20.8% of the class, and shared voting power with respect to 17,324,848 shares of common stock, and shared dispositive power with respect to 17,324,848 shares of common stock. Ares also states that its subsidiary, Ares Partners Holdco LLC, has an aggregate beneficial ownership of 17,324,848 shares of common stock or 20.8% of the class, and shared voting power with respect to 17,324,848 shares of common stock, and shared dispositive power with respect to 17,324,848 shares of common stock. Ares’s address is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(6)

Based on a Schedule 13G filed with the SEC on February 12, 2021 by JB Investors, LLC (“JB Investors”). JB Investors has (i) shared voting power with respect to 6,728,078 shares of common stock, and (ii) shared dispositive power with respect to 6,728,078 shares of common stock. In this Schedule 13G, JB Investors states that its subsidiary, Solar Projects LLC, has an aggregate beneficial ownership of 6,728,078 shares of common stock or 8.08% of the class, and has (i) shared voting power with respect to 6,728,078 shares of common stock, and (ii) shared dispositive power with respect to 6,728,078 shares of common stock.  JB Investors also states that its subsidiary, Solar Trust No. 2, has an aggregate beneficial ownership of 6,728,078 shares of common stock or 8.08% of the class, and has (i) shared voting power with respect to 6,728,078 shares of common stock, and (ii) shared dispositive power with respect to 6,728,078 shares of common stock.  JB Investors’ address is 100 West Liberty Street, Tenth Floor, Reno, Nevada 89501.

CALIFORNIA RESOURCES CORPORATION    58

2021 PROXY STATEMENT

Proposals Requiring Your Vote

Proposals Requiring Your Vote

Proposal 1: Election of Directors

In 2021, seven incumbent directors have been nominated by the Board of Directors for reelection through the 2022 annual meeting.

A brief statement about the background and qualifications of each nominee is given above under “Our Board of Directors.” If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by our Board, or our Board of Directors may determine to reduce the size of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE

“FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee appointed, and the Board of Directors ratified the appointment of, KPMG LLP, independent registered public accounting firm, to audit our financial statements as of and for the year ending December 31, 2021. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that the change would be in the best interests of CRC and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.

KPMG LLP has served as our independent registered public accounting firm and audited our financial statements beginning with the fiscal year ended December 31, 2014.

Set forth below are the aggregate fees incurred by us for professional services rendered by KPMG LLP, the independent registered public accounting firm, for the years ended December 31, 2020 and 2019:

	2020	2019
Audit Fees (1)	$3,714,807	$2,193,000
Audit-Related Fees (2)	165,660	967,200
Tax Fees	—	—
All Other Fees	—	—
Total	$3,880,467	$3,160,200

(1)

Audit Fees represent the aggregate fees for professional services provided in connection with the annual audit of our financial statements included in the Form 10-K and reviews of our quarterly financial statements. Beginning in 2020, Audit Fees include registration statements, consents, comfort letters and fees for services related to debt compliance.

(2)

Audit-Related Fees are primarily for audits of our benefit plans and other audits. KPMG did not render any advisory services in 2020 with respect to financial accounting matters. In 2019, KPMG rendered advisory service primarily related to financial accounting matters including adoption of new accounting standards and an asset divestiture. In 2019, Audit-Related Fees included registration statements, consents, comfort letters and fees for services related to debt compliance.

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) our independent registered accounting firm provides to us. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The

CALIFORNIA RESOURCES CORPORATION    59

2021 PROXY STATEMENT

Proposals Requiring Your Vote

Audit Committee pre-approved all services provided to CRC by our independent registered accounting firm in 2020 and 2019.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM, KPMG LLP, FOR FISCAL 2021.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to provide our stockholders with an advisory (nonbinding) vote on the compensation paid to our named executive officers (sometimes referred to as the “say-on-pay” proposal) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion set forth in this proxy statement. Accordingly, you may vote on the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The Company last held a “say-on-frequency” vote in 2015, at which point our stockholders voted for, and the Board determined to hold, annual say-on-pay votes.  The Company is holding a “say-on-frequency” vote at the Annual Meeting.

As described above in detail under the “Compensation Discussion and Analysis” section of this proxy statement, our Revised 2020 Compensation Program was approved by our Former Compensation Committee to address the unprecedented circumstances that led to our Chapter 11 bankruptcy filing, and was designed to retain our executives and also to motivate our executives to achieve our designated goals to preserve stakeholder value through our bankruptcy process. In connection with our reorganization, the parties to the Restructuring Support Agreement voted to accept, and the bankruptcy court confirmed, the Joint Plan of Reorganization, pursuant to which all employee compensation and benefits programs, including the components of our Revised 2020 Compensation Program, were assumed by, and were continued to be honored by, the Company. This advisory, nonbinding say-on-pay vote does not cover director compensation, which is also disclosed in the accompanying compensation tables.

CALIFORNIA RESOURCES CORPORATION    60

2021 PROXY STATEMENT

Proposals Requiring Your Vote

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” PROPOSAL 3 ON THE ADVISORY VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 4: Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve Named Executive Officer Compensation

Section 14A of the Securities Exchange Act of 1934 also requires the Company to provide stockholders with the opportunity to determine, on an advisory, non‑binding basis, how frequently the Company should seek stockholder approval of executive compensation, as disclosed pursuant to the SEC’s compensation disclosure rules, on an advisory, non‑binding basis. By voting on the Resolution below, stockholders may indicate whether they would prefer to approve executive compensation on an advisory, non‑binding basis once every one, two or three years or to abstain from voting.

After careful consideration of this Proposal 4, the Board of Directors has determined that stockholder approval of executive compensation on an advisory, non‑binding basis that occurs every year is the most appropriate alternative for CRC, and therefore the Board of Directors recommends that you vote for a one‑year interval for the approval of executive compensation on an advisory, non‑binding basis.

In formulating its recommendation, the Board of Directors considered that an annual vote on executive compensation on an advisory, non‑binding basis will allow stockholders to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. Additionally, an annual stockholder approval of executive compensation on an advisory, non‑binding basis is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years or every three years, or you may abstain from voting. Accordingly, you may vote on the following Resolution at the Annual Meeting.

“RESOLVED, that the Company’s stockholders determine, by voting on one of the four alternatives below, on an advisory, non‑binding basis, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers:

Choice 1—EVERY YEAR;

Choice 2—EVERY TWO YEARS;

Choice 3—EVERY THREE YEARS; or

Choice 4—ABSTAIN from voting.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

“CHOICE 1” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

CALIFORNIA RESOURCES CORPORATION    61

2021 PROXY STATEMENT

General Information

General Information

Voting Procedures

Record Date

At the close of business on March 15, 2021, the “Record Date” for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 83,319,660 shares of common stock outstanding, each share of which is entitled to one vote. Common stock is the only class of our outstanding securities entitled to receive notice of and to vote at the Annual Meeting.

Appointment of Proxy Holders

Our Board of Directors asks you to appoint Mark A. (Mac) McFarland as your proxy holder (“Proxy Holder”) to vote your shares at the Annual Meeting. You make this appointment by using one of the voting methods described below.

Quorum and Discretionary Authority

The presence at the Annual Meeting of a majority of shares of our common stock issued and outstanding and entitled to vote, present in person or by proxy, is necessary to constitute a quorum in order to transact business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

The Chairman of the Annual Meeting or, if directed by the Chairman of the Annual Meeting, a majority of the shares so represented, may adjourn the Annual Meeting from time to time, whether or not there is a quorum represented, and the Proxy Holder will vote the proxies he has been authorized to vote at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board of Directors have not been received, the Chairman of the meeting or the Proxy Holder may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxies solicited by the Board of Directors will provide the Proxy Holder with the authority to vote on those matters and nominees in accordance with such person’s discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the Proxy Holder in accordance with the specification.

CALIFORNIA RESOURCES CORPORATION    62

2021 PROXY STATEMENT

General Information

How to Vote Shares Registered in Your Name

If you own shares that are registered in your own name, you are a “registered stockholder” and you may attend the Annual Meeting and vote in person. You also may vote by proxy without attending the Annual Meeting in any of the following ways:

BY INTERNET	BY TELEPHONE	BY MAIL

You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, on May 11, 2021.

If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available after 11:59 p.m., Eastern Time, on May 11, 2021.

If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the reply envelope provided.

For stockholders who have their shares voted by duly submitting a proxy by Internet, telephone or mail, the Proxy Holders will vote all shares represented by such valid proxies in accordance with the stockholders’ instructions. If a stockholder signs and mails a proxy card, but does not indicate how the Proxy Holders should vote, the Proxy Holders will vote in accordance with the Board of Directors’ recommendations as set forth above.

If you received more than one Notice of Internet Availability of Proxy Materials, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Internet Availability of Proxy Materials that you receive in order for all of your shares to be voted at the Annual Meeting.

How to Vote Shares Held in “Street Name”

If you hold shares through a brokerage firm, trustee, bank, other financial intermediary or nominee (known as shares held in “street name”), you will receive from that broker, trustee, bank, financial intermediary or other nominee (the “intermediary”) a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name through a brokerage firm that is a member of the NYSE and you want to vote on any of the proposals to be submitted to a vote at the Annual Meeting (except as to Proposal 2), you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that the broker is not able to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.” Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the broker or other intermediary so that your vote will be counted. Under NYSE rules, Proposal 2 is considered a “routine matter,” and thus a broker is permitted in its discretion to cast a vote on this proposal as to your shares in the event that you do not provide the broker with voting instructions.

CALIFORNIA RESOURCES CORPORATION    63

2021 PROXY STATEMENT

General Information

If you hold shares in street name and wish to vote your shares in person at the Annual Meeting, you must first obtain a valid proxy from the intermediary. To attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you should follow the instructions under “Attending the Annual Meeting in Person” below.

If you received more than one voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form that you receive in order for all of your shares to be voted at the Annual Meeting.

Revoking or Changing a Proxy

If you are a registered stockholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time on May 11, 2021;
•	requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials;
•	voting in person at the Annual Meeting; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or
•

submitting a written notice of revocation to the Corporate Secretary of California Resources Corporation at 27200 Tourney Road, Suite 200, Santa Clarita, California 91355 that is received no later than May 11, 2021.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with that entity’s procedures.

Required Vote and Method of Counting

Proposal 1. Election of Directors

Pursuant to the Company's Bylaws, a nominee will be elected to the Board of Directors if such nominee receives the highest number of votes cast "FOR" a particular position on the Board of Directors. The election of directors involves a matter on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a broker non-vote will occur. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the election of directors.

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of “ABSTAIN” will have the same effect as a vote “AGAINST.”

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve the recommendations in Proposal 3. Such proposal involves matters on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a broker

CALIFORNIA RESOURCES CORPORATION    64

2021 PROXY STATEMENT

General Information

non-vote will occur. Broker non-votes are not considered and will have no effect on the outcome of Proposal 3. Abstentions are treated as present or represented and voting and will have the same effect as a vote “AGAINST.”

Proposal 4. Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve Named Executive Officer Compensation

Pursuant to the Company’s Bylaws, in a non‑binding advisory matter with more than two possible vote choices such as Proposal 4, the option that receives the most affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter shall be the recommendation of the stockholders. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. Abstentions and broker non‑votes will have no effect on the outcome of Proposal 4.

With respect to both Proposal 3 and Proposal 4, while these votes are required by law, they will neither be binding on the Company or the Board of Directors nor will they create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the votes when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” including the compensation tables that follow, which discusses in detail how our executive compensation program implements our compensation philosophy.

Method and Cost of Soliciting and Tabulating Votes

The Board of Directors is providing these proxy materials to you in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. In addition, we will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of our stock, and we will reimburse them for postage and clerical expenses. We will bear the costs of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Internet Availability of Proxy Materials, the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and any additional information furnished by us to our stockholders. In addition, we have hired Okapi Partners, LLC to assist us in soliciting proxies, which it may do by telephone or in person. We will pay Okapi Partners, LLC a fee of $7,500, plus expenses.

Attending the Annual Meeting

How can I vote my shares in person and participate at the Annual Meeting?

This year’s Annual Meeting will be held entirely online to allow greater participation. Shareholders may participate in the Annual Meeting by visiting the following website: https://www.virtualshareholdermeeting.com/CRC2021. To participate in the Annual Meeting, you will need the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting; however, in order for stockholders whose shares were held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) as of March 15, 2021 to vote their shares at the meeting, they will need to obtain a legal proxy from the broker, bank or other nominee that holds their shares authorizing them to vote in person at the annual meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

CALIFORNIA RESOURCES CORPORATION    65

2021 PROXY STATEMENT

General Information

What will I need in order to attend the Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, or March 15, 2021, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/CRC2021 and using your 16‐digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Stockholders may submit questions live during the meeting on our Annual Meeting website, https://www.virtualshareholdermeeting.com/CRC2021. We plan to provide adequate time for stockholder questions to be read and answered by Company personnel during the meeting.  Following the Annual Meeting, we will publish an answer to each appropriate question we received on our Investor Relations website at http://investors.crc.com as soon as practical. In submitting questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.

During the Annual Meeting, we will offer live technical support for all stockholders attending the meeting.  We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 10:45 a.m. Pacific Time. We will have technicians ready to assist if you have difficulties accessing the virtual meeting during the check-in time or during the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call (844) 976-0738 (U.S.) or (303) 562-9301 (international).

Notice of Internet Availability of Proxy Materials

On March 30, 2021, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 15, 2021. The Notice of Internet Availability of Proxy Materials contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Stockholder Proposals and Director Nominations

Any stockholder who wishes to submit a proposal for inclusion in the proxy materials and for presentation at our 2022 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, stockholder proposals should be received by our Corporate Secretary at the address below not later than November 30, 2021.

CALIFORNIA RESOURCES CORPORATION    66

2021 PROXY STATEMENT

General Information

For proposals that are not submitted for inclusion in our proxy statement under Rule 14a-8, as more specifically provided in our Bylaws, in order for nominations of persons for election to the Board of Directors or a proposal of any other business to be properly brought before the 2022 annual meeting of stockholders, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than the close of business on January 12, 2022 and not later than the close of business on February 11, 2022. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with the notice requirements set forth in Section 2.9 of our Bylaws and should be sent in writing to:

California Resources Corporation
Attention: Corporate Secretary

27200 Tourney Road, Suite 200

Santa Clarita, California 91355

Detailed information for submitting recommendations for director nominees is available upon written request to our Corporate Secretary at the address listed above.

Householding of Proxy Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicative information that stockholders receive and lowers printing and mailing costs for companies.

We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker, bank or other nominee that has determined to household proxy materials, only one set of proxy materials will be delivered to multiple stockholders sharing an address unless you notify your broker, bank or other nominee to the contrary.

We will promptly deliver you a separate copy of the proxy materials for the Annual Meeting if you so request by (1) visiting http://www.proxyvote.com, (2) calling (800) 579-1639 or (3) sending an email to sendmaterial@proxyvote.com.  If sending any email, please include your 16-digit control number in the subject line.  You may also contact your broker, bank or other nominee to make a similar request.

Please contact us or your broker, bank or other nominee directly if you have questions or wish to receive separate copies of our proxy materials in the future. You should also contact us or your broker, bank or other nominee if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

2020 Annual Report

Our 2020 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC, is being furnished to our stockholders primarily via the Internet and mailed to all stockholders who have requested to receive paper copies of the proxy materials. The 2020 Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

CALIFORNIA RESOURCES CORPORATION    67

2021 PROXY STATEMENT

General Information

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://www.proxyvote.com and a copy will be furnished at no charge to each person to whom a Notice of Internet Availability of Proxy Materials is delivered upon the request of such person to the following:

TELEPHONE:	(800) 579-1639
EMAIL:	sendmaterial@proxyvote.com
WEBSITE:	http://www.proxyvote.com

If sending an email, please include your 16-digit control number in the subject line.

CALIFORNIA RESOURCES CORPORATION    68

CALIFORNIA
RESOURCES CORPORATION

CRC.com

UFCW

MIX
Paper from responsible sources
FSC® C132107

California Resources Corporation crc.com ®UFCW 888

MIX  Paper from responsible sources FCS® C132107 FSC www.fsc.org®

CALIFORNIA RESOURCES CORPORATION 27200 Tourney Road, Suite 200 Santa Clarita, CA 91355 VOTE BY INTERNET Before The Meeting – Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting – Go to www.virtualshareholdermeeting.com/CRC2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D44374-P52724 KEEP THIS PORTION FOR YOU RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALIFORNIA RESOURCES CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Douglas E. Brooks 02) Tiffany (TJ) Thom Cepak 03) James N. Chapman 04) Mark A. (Mac) McFarland 05) Julio M. Quintana 06) William B. Roby 07) Brian Steck For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _____

The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 3. To approve, by non-binding vote, named executive officer compensation. For Against

The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. To recommend, by non-binding vote, the frequency of future advisory votes to approve named executive officer compensation. 1 Year 2 Years 3 Years

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or any other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. D44375-P52724

CALIFORNIA RESOURCES CORPORATION Annual Meeting of Shareholders May 12, 2021 11:00 a.m. This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Mark A. (Mac) McFarland, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of California Resources Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Pacific Time on Wednesday, May 12, 2021, virtually at www.virtualshareholdermeeting.com/CRC2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 1 YEAR ON PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUE AND TO BE SIGNED ON REVERSE SIDE